UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NORDSTROM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 30, 2012

Dear Shareholder:

On behalf of the Board of Directors and all of us on the management team, we invite you to attend the 2012 Annual Meeting of Shareholders on Wednesday, May 9, 2012, at 11:00 a.m., Pacific Daylight Time. The meeting will be held in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707.

In addition to the topics described in the Notice of Annual Meeting and the Proxy Statement, we will update you on the business and provide you with an opportunity to ask questions of interest to you as a valued shareholder and customer.

It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please cast your vote over the Internet, by telephone voting, or by executing and returning a printed proxy card. This will ensure that your shares are represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Sincerely,

Blake W. Nordstrom	Peter E. Nordstrom	Erik B. Nordstrom
President	Executive Vice President and President – Merchandising	Executive Vice President and President – Stores

1617 Sixth Avenue, Seattle, Washington 98101-1707

1617 Sixth Avenue, Seattle, Washington 98101-1707

Notice of Annual Meeting of Shareholders	To the Shareholders of Nordstrom, Inc.: The 2012 Annual Meeting of Shareholders (“Annual Meeting”) of Nordstrom, Inc. (the “Company”) will be held on Wednesday, May 9, 2012, at 11:00 a.m.,
Pacific Daylight Time, in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707.

The meeting will be held for the following purposes:

1.	To elect eleven members of the Board of Directors (“Directors”) named in this Proxy Statement to the Company’s Board of Directors (the “Board”) to hold office until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	To approve the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2013;

4.	To conduct an advisory vote to approve the compensation of our Named Executive Officers; and

5.	To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

The Board recommends that shareholders vote “FOR” proposals 1, 2, 3, and 4 as outlined in the accompanying Proxy Statement.

Holders of shares of Nordstrom Common Stock (“Common Stock”) of record at the close of business on March 9, 2012 (the “record date”) are entitled to notice of, and to vote on, the matters that will be presented at the Annual Meeting and any reconvened meeting after an adjournment thereof. There were 207,923,668 shares of Common Stock issued and outstanding as of March 9, 2012.

Shareholders are invited to attend the Annual Meeting in person. Those who are hearing impaired or require other assistance should contact the Company at 206-303-3033, so that we may facilitate your participation at the Annual Meeting.

A live webcast of the Annual Meeting will be provided from the Company’s Investor Relations website at investor.nordstrom.com. Select the Webcast icon and follow the instructions given. Additionally, the archived webcast will be available on the Investor Relations website in the Webcasts section for a period of one year following the Annual Meeting.

On or about March 30, 2012, we will mail to our shareholders either: (i) a Notice of Internet Availability of Proxy Materials, which will indicate how to access the proxy materials on the Internet, or (ii) if requested, a copy of our Proxy Statement, a proxy card and an Annual Report. We are pleased to once again furnish proxy materials to our shareholders on the Internet. We believe this approach provides our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of getting these materials to you in connection with our Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the Annual Meeting, you are encouraged to vote.

By order of the Board of Directors,

Robert B. Sari

Secretary

Seattle, Washington

March 30, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2012

The accompanying Proxy Statement and the 2011 Annual Report on Form 10-K are available at

investor.nordstrom.com

Commonly Asked Questions and Answers About the Annual Meeting

1.	Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder of Nordstrom, Inc. as of March 9, 2012, the record date, and were entitled to receive notice of the 2012 Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.	What items will be voted on at the Annual Meeting?

Shareholders will vote on the following matters at the Annual Meeting:

•	to elect the eleven nominees to the Board of Directors named in this Proxy Statement (Proposal No. 1);

•	to approve the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan (Proposal No. 2);

•	to ratify the appointment of our Independent Registered Public Accounting Firm (Proposal No. 3);

•	to conduct an advisory vote to approve the compensation of our Named Executive Officers (Proposal No. 4); and

•	such other business as may properly come before the meeting and any adjournments or postponements thereof.

3.	What are the Board’s voting recommendations?

•	“FOR” each of the nominees to the Board of Directors (Proposal No. 1);

•	“FOR” approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan (Proposal No. 2);

•	“FOR” ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal No. 3); and

•	“FOR” approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 4).

4.	Where is the Annual Meeting being held?

The Annual Meeting is being held in the John W. Nordstrom Room, which is located in the Downtown Seattle Nordstrom Store, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1707.

5.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On March 30, 2012, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders who had not previously requested printed materials. The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously chosen to receive our proxy materials electronically, you will receive access to these materials via email unless you elect otherwise.

6.	What is a proxy?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you vote online, or complete the proxy card enclosed with the materials sent by mail, to give us your proxy, you will have designated Blake W. Nordstrom, our President, and Robert B. Sari, an Executive Vice President and our General Counsel and Secretary, as your proxies to vote your shares as you have directed.

7.	What is the purpose of this Proxy Statement?

This Proxy Statement provides information about the matters to be voted on by shareholders at the Annual Meeting, along with other information regarding the governance of Nordstrom, including our Board committee structure and executive compensation.

8.	What is the difference between a shareholder of record and a street name shareholder?

Many Nordstrom shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.

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Shareholders of record: If your shares are registered directly in your name with Nordstrom’s transfer agent, Computershare, you are considered the “shareholder of record” or a “registered shareholder,” and the Notice or proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to Nordstrom or to vote in person at the Annual Meeting.

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Street name shareholders: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

9.	How do I cast my vote?

We encourage you to vote on the Internet or by telephone. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote on the Internet or by telephone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

The Internet and telephone voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 8, 2012.

Shareholders of record:

•	Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. You can then confirm that your instructions have been properly recorded.

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Voting by Telephone. If you request printed materials, you may vote by telephone by using the toll-free number listed on your proxy card. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Voting by Mail. If you request printed materials, you may vote by signing, dating and returning your proxy card.

Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder.

The method by which you vote your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our Board recommends that you vote using one of the other voting methods since it is not practical for most shareholders to attend the Annual Meeting. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

Shareholders holding shares invested in the Company’s 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy notice and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on May 6, 2012, then the Nordstrom, Inc. Retirement Committee will vote those shares in the same proportion as all other 401(k) Plan & Profit Sharing shares that have been voted.

Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Company’s Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

10.	What does it mean if I receive more than one Notice or package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, Computershare; shares held in Nordstrom’s 401(k) Plan & Profit Sharing or purchased through the Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all Notices, voting instruction forms and proxy cards that you receive to ensure that all of your shares are voted.

11.	Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?

Yes. A quorum is the number of shares that must be present to conduct business at the Annual Meeting. For the Annual Meeting, we must have a quorum of at least a majority of the outstanding shares of Common Stock as of the record date. Your shares will be counted toward the number needed for a quorum if you: (i) vote on the Internet or by telephone; (ii) submit a valid proxy card or voting instruction form; or (iii) in the case of a shareholder of record, attend the Annual Meeting in person.

12.	How many votes am I entitled to per share?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

13.	What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan	Majority of Votes Cast	No
Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	No

Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker non-votes (broker non-votes and discretionary voting are explained in the answer to Question 15) are not considered “votes cast” and have no effect on the proposals.

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Election of Directors; Majority Vote Policy: In the election of Directors, the Company has adopted a majority voting standard as described in more detail on page 29 under Director Elections. Because this is an uncontested election, an incumbent director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the director nominee. If a director nominee does not receive the requisite votes, that director’s term will end on the date on which an individual is selected by the Board to fill the position held by such Director or ninety (90) days after the date the election results are determined, whichever occurs first. You may vote “for,” “against” or “abstain” on this proposal.

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Approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan: The votes cast “for” must exceed the votes cast “against” to approve the Company’s Amended and Restated Executive Management Bonus Plan. You may vote “for,” “against” or “abstain” on this proposal.

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Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2013. You may vote “for,” “against” or “abstain” on this proposal.

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Advisory Vote to Approve Executive Compensation: The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the Company’s executive compensation plan. You may vote “for,” “against” or “abstain” on this proposal.

14.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	voting again on the Internet or by telephone prior to the Annual Meeting;

•	signing another proxy card with a later date and mailing it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or

•	attending the Annual Meeting in person and delivering your proxy or casting a ballot.

15.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

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Shareholders of record: If you are a registered shareholder and do not vote by Internet or phone, or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will not be voted on Proposals 1, 2 and 4, but your shares will be voted by the proxies “FOR” Proposal 3.

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Street name shareholders: Your shares may be voted for Proposal 3 if they are held in the name of a broker, bank or other intermediary, even if you do not provide the holder with voting instructions. Brokerage firms and banks generally have the discretion, under New York Stock Exchange (“NYSE”) rules, to vote uninstructed shares on certain “routine” matters for which their customers do not provide voting instructions. Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm, is considered a routine matter. Proposals 1, 2, and 4, and any other matter presented at the Annual Meeting (see Other Matters, on page 18), will not be considered routine. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to the proposal, discretionary voting by your bank or broker is not allowed on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

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Shareholders with shares invested in the Company’s 401(k) Plan & Profit Sharing: If your vote of shares held through the Company’s 401(k) Plan & Profit Sharing is not received by 11:59 p.m. Eastern Daylight Time on May 6, 2012, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan & Profit Sharing. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee “FOR” Proposals 1, 2, 3, and 4. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the Retirement Committee will vote on the additional proposals in accordance with their discretion.

16.	Will abstentions or broker non-votes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote will have no effect on the proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders. An abstention will not represent a vote cast with respect to the election of Directors, the amendment to the Nordstrom, Inc. Executive Management Bonus Plan, the ratification of the appointment of the Company’s registered public accounting firm, or the advisory vote on executive compensation.

17.	Who will count the vote?

Broadridge Investor Communication Services was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

18.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a current report on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available online at investor.nordstrom.com, then select SEC Filings.

19.	How does a shareholder propose actions for consideration at next year’s Annual Meeting of Shareholders?

For your proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive your written proposal no later than November 30, 2012. You should be aware that your proposal must comply with Securities and Exchange Commission (“SEC”) regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, in order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, we must receive written notice of the proposal between January 9, 2013 and February 8, 2013, and it must contain information required by the Company’s Bylaws. With respect to director nominations, shareholders must also comply with our Director Nominating Process, described on page 25 of this Proxy Statement.

Please mail your proposals by U.S. mail, postage prepaid, to the attention of the Secretary, Nordstrom, Inc., 1700 Seventh Avenue, Seattle, Washington 98101-4407.

20.	How can I access the proxy materials online?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the proxy materials for our Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

You can also review copies of the Proxy Statement and Annual Report online on the Company’s Investor Relations homepage at investor.nordstrom.com.

21.	Who will bear the cost of this proxy solicitation?

Nordstrom will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to street name shareholders.

22.	What if I have additional questions that are not addressed here?

You may call Investor Relations at 206-233-6564, e-mail Investor Relations at invrelations@nordstrom.com, or call the Office of the Secretary at 206-303-2542.

Proposals To Be Voted Upon

Proposal 1 Election of Directors	The Board recommends a vote FOR each nominee. Eleven nominees, recommended by the Company’s Board of Directors, will be elected at the Annual Meeting, each to hold office until the 2013 Annual

Meeting of Shareholders and until their successors have been duly elected and qualified. All of the nominees, who are listed below, are currently Directors of the Company.

Director Qualifications and Experience

The Board, acting through the Corporate Governance and Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, backgrounds and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Corporate Governance and Nominating Committee reviews the size of the Board, the tenure of our Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Committee seeks directors with established records of significant accomplishments in business and areas relevant to our strategies. With respect to the nomination of continuing Directors for re-election, the individual’s prior contributions to the Board are also considered.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases, chief executive officers, of large corporations. As a group, they also bring extensive board experience. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described in the Director Nominating Process section on page 25. Information related to the Director nominees as of March 30, 2012 is set forth below, including age, and the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company:

Phyllis J. Campbell, 60 Director since 2004

Chairman of the Pacific Northwest Region of JPMorgan Chase since 2009. President and Chief Executive Officer of The Seattle Foundation, a community-based philanthropic organization, from 2003 to 2009. President and Chief Executive Officer of US Bank of Washington, a division of US Bancorp, from 1993 to 2001. Ms. Campbell held various other management positions of increasing responsibility with US Bank of Washington from 1989 to 1993. Ms. Campbell has been a director of Alaska Air Group, Inc. since 2002 and Lead Independent Director since 2010. She served as a director of Puget Energy, Inc. from 1999 to 2009 and as a director of its subsidiary, Puget Sound Energy, Inc. from 1993 to 2009.

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including in the financial sector and its retail applications

•  Core business, management and leadership skills

•  Expertise in accounting, risk management and marketing

•  Public company director and committee experience

Ms. Campbell brings to the Board her extensive experience in the financial sector and her senior leadership skills developed in her executive role with a national bank and prior role as chief executive officer of a large philanthropic organization, as well as her public company board experience.

Michelle M. Ebanks, 50 Director since 2011

President of Essence Communications, a media and communications company and subsidiary of Time Inc., since 2005, and Group Publisher since 2001. Prior to that, Ms. Ebanks served as Senior Vice President and Chief Operating Officer of Time and Essence Magazines Partnership from 1999 to 2001. Ms. Ebanks was General Manager of Time, Inc.’s Money Magazine from 1998 to 1999 and Financial Director from 1996 to 1998. From 1985 to 1996, Ms. Ebanks held a number of management and financial positions of increasing responsibility with Condé Nast Publications, including Corporate Business Manager from 1993 to 1996.

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience at a global media and communications company

•  Core business, management and leadership skills

•  Expertise in media, publishing and communications

•  Authority on marketing to multi-cultural audiences

Ms. Ebanks brings to the Board her key executive management, finance and operations experience in the media and communications arena, and a unique perspective on marketing to multi-cultural audiences.

Enrique Hernandez, Jr., 56 Director since 1997

President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, since 1986 and Executive Vice President and Assistant General Counsel from 1984 to 1986. Prior to joining Inter-Con Security Systems, Mr. Hernandez, who is a licensed attorney, practiced law with the firm of Brobeck, Phleger & Harrison in Los Angeles. Mr. Hernandez is principal partner of Interspan Communications, a television broadcasting company serving Spanish-speaking audiences, which he co-founded in 1988. Mr. Hernandez has been a director of McDonald’s Corporation since 1996, Wells Fargo & Company since 2003 and Chevron Corporation since 2008. Mr. Hernandez served as a director of the Tribune Company from 2001 to 2007.

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including experience as chief executive officer of a regulated global corporation

•  Core business, management and leadership skills, and legal expertise

•  Expertise in communication and consumer marketing

•  Public company director and committee experience, including experience as chairman of the board

Mr. Hernandez brings to the Board executive, operational, executive compensation and legal experience with a regulated business with a large number of employees in the United States and abroad, key marketing skills, experience in corporate governance matters and working with diverse boards of directors, overseeing management, assessing risk and responding to complex financial, operational and strategic challenges.

Robert G. Miller, 67 Director since 2005

Chief Executive Officer of Albertson’s, LLC, a retail grocery chain, since 2006. Prior to joining Albertson’s, Mr. Miller was Chief Executive Officer of Rite Aid Corporation, a retail pharmacy chain, from 1999 to 2003, and Chairman of the Board from 1999 to 2007. Mr. Miller was Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, during 1999, Vice Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc., a grocery supermarket company, from 1998 to 1999 and Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. from 1991 to 1998. He served as a director of Rite Aid Corporation from 1999 to 2011, and Harrah’s Entertainment, Inc. from 1999 to 2008.

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including experience as a chief executive officer of a national retail business

•  Core business, management and leadership skills

•  Financial, investment and strategic expertise

•  Public company director and committee experience, including experience as chairman of the board.

Mr. Miller’s experiences at Fred Meyer, Rite Aid and Albertson’s, which operate multi-store retail businesses in a highly competitive marketplace, provide him with financial, accounting, strategic and operational skills and experience acquiring and divesting assets. Mr. Miller’s extensive experience in the consumer products and retail industries enables him to provide insights that are invaluable to the Board. Further, Mr. Miller’s broad board experience at Rite Aid, Kroger, Fred Meyer and Harrah’s has provided him key skills in working with directors, understanding board processes and functions, responding to complex financial, operational and strategic challenges and overseeing management.

Blake W. Nordstrom, 51 Director since 2005 (a)

President of Nordstrom, Inc. since August 2000. Mr. Nordstrom previously served as Executive Vice President and President of Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom has held various other management and sales positions of increasing responsibility since 1975 when he joined the Company. He served as a director of the Federal Reserve Bank of San Francisco, Seattle Branch, from 2004 to 2006 and has served as a director of the Federal Reserve Bank of San Francisco since 2007. Mr. Nordstrom served as a director of Whole Foods, Inc. from 2011 to 2012.

Specific qualifications, experience, skills and expertise:

•  Unique retail insights into the business including competitive and financial positioning and strategic opportunities and challenges

•  Operating and senior management experience, including experience as a chief executive officer

•  Core business, management and leadership skills

•  Public company director and committee experience

Mr. Nordstrom’s significant and diverse managerial experience with the Company for more than 25 years, including executive and operational roles, gives him a customer-centric perspective in retailing and supporting the business of the Company.

Erik B. Nordstrom, 48 Director since 2006 (a)

Executive Vice President and President – Stores of Nordstrom, Inc. since February 2006. From August 2000 to February 2006, Mr. Nordstrom served as Executive Vice President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. He has held various other management and sales positions of increasing responsibility since 1979 when he joined the Company.

Specific qualifications, experience, skills and expertise:

•  Unique retail insights into the business of the Company including competitive positioning and strategic opportunities and challenges

•  Operating and senior management experience at a national retail corporation

•  Core business, management and leadership skills

•  Store management and retail expertise

Mr. Nordstrom’s significant managerial experience with the Company for more than 25 years, including executive and operational roles, gives him a customer-centric perspective in retailing and supporting the business of the Company.

Peter E. Nordstrom, 50 Director since 2006 (a)

Executive Vice President and President – Merchandising of Nordstrom, Inc. since February 2006. From September 2000 to February 2006, Mr. Nordstrom served as Executive Vice President and President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. He has held various other management and sales positions of increasing responsibility since 1978 when he joined the Company.

Specific qualifications, experience, skills and expertise:

• Unique retail insights into the business of the Company including competitive merchandising and strategic opportunities and challenges

• Operating and senior management experience at a national retail corporation

• Core business, management and leadership skills

• Merchandising and retail expertise

Mr. Nordstrom’s significant managerial experience with the Company for more than 25 years, including executive and operational roles, gives him a customer-centric perspective in retailing and supporting the business of the Company.

Philip G. Satre, 62 Director since 2006

Private investor since 2005. Mr. Satre was Chief Executive Officer of Harrah’s Entertainment, Inc., a provider of branded casino entertainment, from 1994 to 2003 and a director of Harrah’s from 1988 to 2005, serving as Chairman of the Board from 1997 to 2005. Mr. Satre has held various other positions of increasing responsibility with Harrah’s since 1980 when he joined the company as Vice President, General Counsel and Secretary, to his retirement in 2005. Prior to joining Harrah’s, Mr. Satre practiced law in Reno, Nevada. He has been a director of International Game Technology since January 2009 and its Chairman since December 2009, NV Energy, Inc. since 2005 and its Chairman since 2008. Mr. Satre served as a director of Rite Aid Corporation from 2005 to 2011 and Tabcorp Holdings, Ltd. (Australia) from 2000 to 2007.

Specific qualifications, experience, skills and expertise:

• Operating and senior management experience, including experience as chief executive officer of a highly regulated corporation

• Core business, management and leadership skills, and legal expertise

• Expertise in customer loyalty and service programs, and complex financial, operational and strategic matters

• Public company director and committee experience, including experience as chairman of the board

Mr. Satre’s roles at Harrah’s Entertainment provide him legal experience, senior leadership skills as chief executive officer and experience overseeing customer loyalty and service programs. Further, Mr. Satre’s substantial board experience at Rite Aid, International Game Technology, NV Energy, Tabcorp and his role as Chairman of Harrah’s Entertainment, which under his leadership became one of the world’s largest casino gaming companies, provide him with extensive experience responding to complex financial, operational and strategic challenges, experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

B. Kevin Turner, 46 Director since 2010

Chief Operating Officer of Microsoft Corporation, a worldwide software, services and solutions provider, since 2005. In his capacity as Chief Operating Officer, Mr. Turner’s areas of responsibility include global/worldwide sales, marketing, services, operations, customer service and support, worldwide licensing and pricing, corporate public relations, corporate information technology, worldwide partner channel management and the retail stores division. Mr. Turner served as Chief Executive Officer and President of Sam’s Club, a Wal-Mart subsidiary corporation from 2002 to 2005. Between 1985 and 2002, Mr. Turner held a number of positions of increasing responsibility with Wal-Mart Stores, Inc., including Executive Vice President and Global Chief Information Officer from 2001 to 2002.

Specific qualifications, experience, skills and expertise:

• Operating and senior management experience, including experience as a chief executive officer

• Core business, management and leadership skills

• Expertise in online worldwide sales and global operations

• Merchandising, branding and information technology expertise

Mr. Turner’s experience at Microsoft and Wal-Mart have provided him with strategic and operational leadership skills and expertise in online worldwide sales, global operations, supply chain, merchandising, branding, marketing, information technology and public relations.
Robert D. Walter, 66 Director since 2008

Private investor since 2008. Mr. Walter was founder and former Chairman and CEO of Cardinal Health, Inc. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director from November 2007 to June 2008; Executive Chairman of the Board from April 2006 to November 2007; and Chairman and Chief Executive Officer from 1971 to April 2006. Mr. Walter has been a director of American Express Company since 2002 and YUM! Brands, Inc. since 2008. He served as a director of Cardinal Health (and its predecessors) from 1971 to November 2008.

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including experience as chief executive officer of a global corporation

•  Core business, management and leadership skills

•  Executive compensation, financial, and strategic expertise

•  Public company director and committee experience, including experience as chairman of the board

Mr. Walter’s roles at Cardinal Health, which under his leadership grew from a small regional business to become one of the largest distributors of pharmaceuticals, health and beauty products and hospital supplies in the United States, provide him executive, operational, accounting and executive compensation experience, leadership and strategic skills and significant experience acquiring and developing businesses and building management teams. Further, Mr. Walter’s proven financial and business acumen and significant board experience at American Express and YUM! Brands give him background and experience working with directors, overseeing management and assessing risk.

Alison A. Winter, 65 Director since 2001

Chief Executive Officer of Braintree Holdings, LLC, a private investments and consulting services firm, a company she founded in 2003. Ms. Winter served as a senior advisor and consultant to Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations, from 2007 to 2010. Ms. Winter, who is a Chartered Financial Analyst, was Northern Trust Corporation’s Founding President and Chief Executive Officer for Personal Financial Services – Northeast from 2003 to 2006, Co-President, Personal Financial Services from 2002 to 2003 and a member of the Management Committee from 2002 to 2006. She held various other positions of increasing responsibility with Northern Trust Corporation since 1971 when she joined the company.

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including experience as chief executive officer of a private banking service firm

•  Core business, management and leadership skills

•  Expertise in the financial sector and its retail applications

•  Financial expertise and unique understanding in the area of technology and the consumer

Ms. Winter’s roles at Northern Trust, which is a consumer and business-facing financial service company, have provided her significant executive and operational experience, leadership skills, an understanding of the consumer and financial experience.

(a)  Blake, Peter and Erik Nordstrom are brothers, great grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

Proposal 2 Approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan	The Board of Directors recommends a vote FOR this proposal. At the Annual Meeting, shareholders will be asked to approve the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan.

On February 17, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) unanimously approved the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan (the “Plan”). The Plan is an annual cash incentive plan for our executive officers, and was adopted by the Company and approved by our shareholders in 2009.

The Plan permits the Company to make annual cash incentive awards which are intended to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The Compensation Committee amended and restated the Plan, subject to approval of our shareholders, to clarify the original intent of the Compensation Committee and the Board of Directors in adopting and implementing the Plan, including:

•	definitions of disability and retirement as used within the Plan;

•	additional performance criteria upon which achievements may be measured;

•	exclusion of certain unusual or non-recurring items of gain or loss from the calculation of results under applicable performance measures;

•	continuing authority of the Compensation Committee to take action with respect to existing awards to employees who are not “covered employees” for purposes of Code Section 162(m); and

•	ability of the Compensation Committee to delegate administrative authority under the Plan.

The following is a summary of the Plan, as amended and restated, a complete copy of which has been filed with the SEC as Appendix A to this Proxy Statement and is available on the SEC’s website at www.sec.gov. This summary is qualified in its entirety by the text of the Plan.

Eligible Participants

Eligibility during any given fiscal year of the Company is limited to individuals who have been designated by the Board of Directors as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”) for all or some portion of the fiscal year.

Administration

The Compensation Committee will administer the Plan and may delegate administration to one or more officers of the Company.

Performance Bonus Awards

The Compensation Committee will set the range of bonus awards for each participant, typically stated as a percentage of the participant’s base compensation. The participant’s actual bonus will depend on the degree to which the objective, pre-established performance goals are achieved. The amount of the actual bonus paid under an award will be objectively determinable.

Payment of any bonus earned will be made to the participant following the conclusion of the fiscal year or performance period in question upon the condition that the Compensation Committee has:

•	certified in writing that the specified performance milestones have been achieved; and

•	reviewed and approved the bonus payout.

The bonus that will be paid to any participant under the Plan is not determinable at this time. However, the maximum bonus payable to any participant under the Plan is $5 million in any single fiscal year of Nordstrom. If a performance period is shorter than a full fiscal year, the maximum potential award to any one participant will be proportionately reduced. No bonus will be paid under the Plan unless the specified performance milestones have been achieved. Additionally, except in cases of death, disability or retirement, a participant must be employed by the Company on the last day of the performance period in order to receive an award under the Plan.

Clawback

All awards pursuant to the Plan are subject to the Company’s clawback policy. The policy will comply with the requirements of the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. This policy provides for the recapture by the Company, to the extent permitted by law, of incentive compensation paid to an executive if:

•	the amount of such compensation was based on the achievement of financial results that were subsequently the subject of a material restatement of the Company’s financial statements filed with the SEC;

•	the executive engaged in grossly negligent or intentional misconduct that caused or substantially caused the need for the material restatement; and

•	the amount or vesting of the incentive compensation would have been less had the financial statements been correct.

Form of Payment of Bonus

The normal form of bonus payments is cash. However, the Compensation Committee may either (i) pay, or (ii) allow a participant to elect to receive, all or a portion of their bonus in the form of long-term incentive awards based on the Company’s Common Stock (“Incentive Grants”). The number of shares of Incentive Grants to be received by the participant shall be based on the fair market value of the Common Stock as of the last market trading day of the applicable performance period. Incentive Grants, including shares of Common Stock, will be issued under the Company’s 2010 Equity Incentive Plan or any successor plan.

Performance Criteria/Section 162(m)

Code Section 162(m) precludes a publicly held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers (the “Covered Employees”). Compensation paid to Covered Employees is exempt from this limitation if it satisfies requirements for “qualified performance-based compensation.” In order to comply with the exemption from Code Section 162(m), bonuses that are intended to qualify as performance-based compensation to Covered Employees are subject to the annual dollar limit, as described above, and are conditioned on the achievement of objective performance measures, as described below.

In order to be considered “qualified performance-based compensation,” bonuses payable under the Plan will be conditioned on the achievement of objective performance measures. Such measures will be based on the achievement of a specified percentage increase or quantitative level in any one or combination of the following performance criteria:

•	the Company’s shareholder return as compared to any designated industry or other comparator group;

•	the trading price of the Company’s Common Stock;

•

the results of operations, such as sales, earnings, net income (before or after taxes), cash flow, return on assets, same-store sales, economic profit, or return on investment (including return on equity or return on invested capital);

•	earnings before or after taxes, interest, depreciation and/or amortization, and including/excluding capital gains and losses;

•	other financial results, such as profit margins, operational efficiency, expense reduction, or asset management goals; and

•	the internal or external market share of a product or lines of products.

Except as otherwise specified in an individual performance bonus award, applicable results for performance measures noted above will be adjusted to exclude the following items that may occur during a performance period:

•	extraordinary, unusual or non-recurring items of gain or loss;

•	gains or losses on the disposition of a business, a segment of a business, or significant assets outside the ordinary course of business;

•	changes in tax or accounting standards, principles, regulations or laws;

•

the effect of a merger or acquisition, including all related financial results derived during the period from the merger or acquisition date through the end of the performance period in which the merger or acquisition occurred;

•

gains or losses due to non-cash adjustments which relate to the valuation of long-term assets rather than current-year performance (including, but not necessarily limited to, gains or losses recognized for store closures, lease terminations, pension adjustments and mark to market adjustments); and

•

the impact of other similar occurrences outside of the Company’s core on-going business activities (including, but not necessarily limited to, litigation or tax reserves, financing activities, foreign exchange rate fluctuations and restructuring charges).

The Compensation Committee will identify the performance bonus opportunities for each participant, as well as the performance measures and milestones relevant to such opportunities, within the first 90 days of each performance period and before 25% of such period has elapsed. In addition, the Compensation Committee will certify in writing prior to payout that such performance milestones and any other material terms were in fact achieved.

The descriptions of annual limits, the individuals eligible to participate in the Plan and the description of performance measures upon which awards may be conditioned are material terms of the Plan required to be disclosed and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Code Section 162(m).

Term, Termination and Amendment

The Plan will remain in effect for a period of five years unless earlier terminated by the Company. Any proposed amendment of the Plan will be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.

Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this proposal.

The Audit Committee of the Board of Directors (the “Audit Committee”), consistent with the NYSE and SEC rules, has appointed Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2013. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over forty years, including the fiscal year ended January 28, 2012.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment of the independent registered public accounting firm. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees. The following table summarizes fees billed or expected to be billed to the Company by Deloitte in connection with services for the fiscal years ended January 28, 2012 and January 29, 2011:

	Fiscal Year Ended January 28, 2012		Fiscal Year Ended January 29, 2011
Type of Fee	($)	(%)	($)	(%)
Audit Fees (a)	2,038,000	81	1,828,875	91
Audit-Related Fees (b)	341,717	14	154,499	7
Tax Fees (c)	130,000	5	32,537	2
Total	2,509,717	100	2,015,911	100

(a)	Audit Fees primarily include services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of one of the Company’s wholly-owned subsidiaries, Nordstrom fsb; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full-time, regular employees and partners of Deloitte and its affiliates.

(b)	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting. Also included are accounting research tool subscription fees of $2,409 in each of fiscal years ended January 28, 2012 and January 29, 2011.

(c)	Tax Fees include various tax planning projects and miscellaneous compliance matters.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended January 28, 2012 and January 29, 2011 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair is responsible for updating the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

The Audit Committee approves fees up to a specified amount associated with each proposed service. Providing for fees up to a specified amount for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews on a regular basis:

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

Proposal 4 Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this proposal.

The Company is providing shareholders with an advisory (nonbinding) vote on the compensation program of our Named Executive Officers as disclosed in this Proxy Statement. This advisory vote is commonly known as a

“Say-on-Pay” proposal. At the 2011 Annual Meeting of Shareholders, over 97% of the votes cast were in favor of our first Say-on-Pay proposal and over 93% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis. The Compensation Committee recognizes this support of the compensation program for our Named Executive Officers and continues to apply the same guiding principles which underlie our robust pay-for-performance philosophy.

As described in detail under the heading Compensation of Executive Officers – Compensation Discussion and Analysis on page 35, our Named Executive Officers are rewarded when defined performance milestones are achieved and when value is created for our shareholders. Our Compensation Committee and our Board of Directors believe that our compensation program is effective in implementing our executive compensation philosophy and establishing a solid link between compensation and shareholder interests. Highlights of our compensation program include the following:

•

We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. Three-quarters of the value of the targeted compensation package for our Named Executive Officers is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.

•

Each year, the Compensation Committee establishes the performance measures that focus executives on the most important Company objectives. In 2011, Named Executive Officers each had the following measures:

-

Return on Invested Capital (“ROIC”) to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

-

Earnings Before Interest and Income Taxes (“EBIT”) to emphasize the importance of earnings improvement and its role in driving shareholder value. Each Named Executive Officer’s performance-based bonus was weighted 100% on this measure, subject to the ROIC threshold.

•

The Committee considers the 50th percentile of our retail peer group when assessing the Named Executive Officers’ targeted level of total direct compensation (base salary + performance-based bonus + long-term incentives). The market information is considered a reference point rather than policy for reviewing competitiveness.

•	We maintain meaningful executive stock ownership guidelines so that our executives’ interests, as shareholders, are aligned with our broader shareholder base.

•	We have an executive compensation clawback policy that applies to performance-based compensation.

•	Our Compensation Committee has retained and directs an independent compensation consultant.

•	We do not have employment agreements with our executives.

•	We do not have tax gross-ups, except those related to relocation expenses.

•	We do not allow stock option grant repricing or backdating, nor have we granted options below 100% of fair market value.

•

We have a derivative and hedging policy that prohibits Directors and officers (as well as other key insiders and their immediate families) from engaging in hedging transactions with respect to any equity securities of the Company held by them.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in this Proxy Statement.”

As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and Board of Directors value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s Named Executive Officers. Our Board has adopted a policy of annual Say-on-Pay advisory votes. The next vote will be held at our 2013 Annual Meeting of Shareholders.

Other Matters	The Board knows of no other matters that will be presented at the 2012 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Corporate Governance

Our Corporate Governance Framework	Since its founding, our Company’s leaders and employees have always sought to maintain the highest ethical standards in every aspect of our business. Our corporate governance framework is designed to support this tradition of integrity, trust and unyielding commitment to do the right thing, which has served our customers and shareholders well over the years. We continue to strengthen existing governance practices and develop new policies that make us a better company. Highlights of our corporate governance framework include:

Board Independence

•	Eight of our eleven Director nominees are independent of the Company and management. We believe that at least two-thirds of the Directors on our Board should be independent.
•	The independent Directors meet regularly in executive session.
•	The Compensation Committee has retained a compensation consultant that is independent of the Company and management.

President, Chairman and Presiding Director

•	The roles of president and chairman are separate. Blake Nordstrom serves as President and Enrique Hernandez, Jr. serves as Chairman and Presiding Director.

Board Committee Independence and Expertise

•	Only independent Directors are members of the Audit, Compensation, Corporate Governance and Nominating, and Finance Committees.
•	All members of the Audit Committee are “audit committee financial experts” under SEC rules.

Shareholder Authority and Accountability

•	We have a majority vote standard for Director elections. In an uncontested election, Directors will be elected by the majority of votes cast.
•	All Directors are elected annually.
•	Each Common Share is entitled to one vote.
•	Shareholders representing 10% or more of outstanding shares can call a special shareholders meeting.
•	We conduct an annual Say-on-Pay advisory vote.
•	We have an executive compensation clawback policy that applies to executive officers.

Aligning Director and Shareholder Interests

•	Our Board of Directors has adopted stock ownership policies for Directors, executive officers, and other senior executives.
•	Our Directors and executive officers are prohibited from hedging their ownership of Nordstrom stock.

Evaluating and Improving Director Performance

•	Board, committee and Director performance evaluations are conducted annually.
•	Appropriate Director orientation and continuing education programs are provided.

Risk Oversight

•

The Board of Directors has primary responsibility for the oversight of risks to the Company and has assigned to the standing committees the specific focus of risks inherent in their respective areas of oversight.

Succession Planning

•	President and management succession planning is one of the Board’s highest priorities. Our Board devotes significant attention to identifying and developing talented senior leaders.

Open Lines of Communication

•	Our Board promotes frank and open discussions with senior management.
•	Our Directors have access to all members of management and are authorized to hire outside consultants or experts at the Company’s expense.
•	We have regular outreach and engagement of shareholders and all shareholders are able to raise concerns to our Directors.

Board Responsibilities, Leadership Structure and Role in Risk Oversight	The Board oversees, counsels and directs management in the long-term interests of the Company and our shareholders. The Board’s responsibilities include:

•	selecting and evaluating the performance of the President and senior executives;

•	planning for succession with respect to the position of the President and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives and strategic and operational plans and other significant actions;

•	overseeing the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

At this time, the Board believes that different people should hold the positions of Chairman of the Board and President, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Enrique Hernandez, Jr. serves as Chairman of the Board and Blake Nordstrom serves as President. The President is responsible for day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the President and presides over the full Board. The duties of our Chairman of the Board are more fully described in the Chairman of the Board and Presiding Director section on page 24. The Board believes that this leadership structure also aids in the Board’s oversight of risk and strengthens risk management.

The full Board has primary responsibility for oversight of risk management, and has assigned to the Board’s standing committees the specific focus of the risks inherent in their respective areas of oversight. The full Board:

•	considers and reviews the Company’s risk appetite, which is the amount of risk the organization is willing and able to accept;

•

oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor, and communicate about these risks) and monitors improvements in this process as the business environment changes;

•	provides risk oversight through the Board’s committee structure and oversight processes; and

•

manages directly certain risks that only the Board is positioned to manage and, in particular, the risks associated with the Company’s strategic direction, which are reviewed at an annual strategy planning session and periodically throughout the year.

The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process which is aligned with the Company’s strategy. Under this framework, management is responsible for assessing and managing the Company’s exposure to risks. The Board and its committees discuss the various risks confronting the Company throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. The risks are classified into four major categories: Strategic, Compliance, Operational and Financial; and mapped for the appropriate management and Board (and committee) oversight.

Through the risk oversight process, the Board: (i) obtains an understanding of the risks inherent in the Company strategy and management execution of the strategy within the agreed risk appetite, (ii) accesses useful information from internal and external sources about the critical assumptions underlying the strategy, (iii) is alert for possible organizational dysfunctional behavior that can lead to excessive risk taking, (iv) provides input to executive management regarding critical risk issues on a timely basis, and (v) encourages open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that risk management is part of the corporate culture. The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.

Management Succession Planning	The Board believes that one of its primary responsibilities is to ensure that the Company has the appropriate leadership capability to effectively deliver upon its business commitments. The Board annually conducts a detailed review of the talent strategies for the entire organization and reviews succession plans for senior leadership positions, including that of the President. The Board reviews high-potential employees, evaluates plans to develop their management and leadership capabilities and sanctions the strategies used to deploy these individuals most effectively. In addition to the annual review, succession is regularly discussed in executive sessions of the Board and in Board committee meetings, as applicable. Directors become familiar with potential successors for key leadership positions through various means, including the comprehensive annual talent and succession review, Board meeting presentations and less formal interactions throughout the course of the year.

Our entire Board, with the oversight of our Corporate Governance and Nominating Committee, is responsible for implementing succession procedures for the President. We believe that the Board, led by our Chairman, should collaborate with the President on the critical aspects of the succession planning process, including establishing selection criteria, identifying and evaluating candidates and making management succession decisions. The Board has procedures in place to respond to an unexpected vacancy in the President’s position, including a detailed review of the succession plan annually by the Corporate Governance and Nominating Committee. It is the Board’s practice to be prepared for a planned or unplanned change in leadership in order to ensure the stability of the Company.

Director Independence	A Director is considered independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a

Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the NYSE and SEC rules. In making this determination, the Board considers existing relationships between the Company and Directors, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined that the following Director nominees are independent within the meaning of SEC rules, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, and that none of these Director nominees have a material relationship with the Company.

Phyllis J. Campbell	Philip G. Satre
Michelle M. Ebanks	B. Kevin Turner
Enrique Hernandez, Jr.	Robert D. Walter
Robert G. Miller	Alison A. Winter

Board Committees and Charters	The Board has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Each committee has a Board-approved Charter which is reviewed annually by the respective committee. Recommended changes, if any, are submitted to the Corporate Governance and Nominating Committee and Board for approval. The Board makes committee and committee Chair assignments annually at its meeting immediately following the Annual Meeting of Shareholders, although further changes to committee assignments are made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all committee members are independent under the applicable NYSE and SEC rules. Committee Charters and current committee membership are posted on our website at investor.nordstrom.com. To view these documents on our website, select Corporate Governance. The Chairs and members of the committees as of the date of this Proxy Statement are identified in the following table.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Finance Committee
Phyllis J. Campbell	Chair			✓
Michelle M. Ebanks		✓		✓
Enrique Hernandez, Jr.		✓	✓
Robert G. Miller	✓			Chair
Philip G. Satre		✓	Chair
Felicia D. Thornton	✓			✓
B. Kevin Turner		✓		✓
Robert D. Walter		Chair	✓
Alison A. Winter	✓		✓

Audit Committee. As more fully described in its Charter, included as Appendix B to this Proxy Statement, the primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility by reviewing and appraising the following:

•	the integrity of the Company’s financial statements;

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•

the Company’s compliance with legal and regulatory requirements and ethics programs as established by management and the Board, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards;

•	reports resulting from the performance of audits by the independent auditor and the internal auditor;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the performance of the Company’s internal audit function.

The Audit Committee meets regularly with the independent registered public accounting firm and management, including the Vice President – Internal Audit, to review accounting, auditing and financial reporting processes, enterprise risk management, and compliance with laws and regulations. The Audit Committee also meets privately and separately with the independent registered public accounting firm, the Executive Vice President and Chief Financial Officer and the Vice President – Internal Audit.

In addition to meeting the independence requirement for audit committee members, each current member of the Audit Committee also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. The Board has determined that all Audit Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of the Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise and the Board has determined that each of them qualifies as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Compensation Committee. As more fully described in its Charter, the primary responsibilities of the Compensation Committee are to:

•

conduct an annual evaluation of the Company’s executive officers’ (collectively the “Executive Management Group”) performance in light of the Company’s goals and objectives. The Executive Management Group is referenced on page 32 and includes the Named Executive Officers shown in the Summary Compensation Table on page 46 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives;

•	review management’s annual performance evaluations of the Company’s Executive Management Group members;

•	establish guiding principles for compensating our executives;

•	review and approve executives’ cash and equity-based compensation plans; and

•	review and approve any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Management Group members and other eligible employees.

The Committee has the sole authority to retain consultants and advisors as it may deem appropriate and to approve related fees and other retention terms. The Committee has retained Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefit matters. Semler Brossy is retained by, and reports directly to, the Committee, provides services only as directed by the Committee and has no other relationship with the Company. During 2011, there were no fees paid to Semler Brossy for services that were not related exclusively to executive or Director compensation.

A consultant from Semler Brossy attends Committee meetings in person or by phone and supports the Committee’s role by providing independent expertise on market practices and trends in executive compensation representing the general industry and the peer group defined for such purposes. Additionally, the consultant provides advice regarding management’s analysis of peer group practices for base salary, performance-based bonus, long-term incentives and other compensation elements, including advice on management’s proposed levels of executive compensation. Semler Brossy also advises the Company on compensation program design including stock ownership guidelines, regulatory requirements related to executive compensation, plans submitted to shareholders for approval, governance responsibilities, and such other matters as assigned by the Committee from time to time as necessary to carry out its responsibilities under its Charter.

Corporate Governance and Nominating Committee. As more fully described in its Charter, the primary responsibilities of the Corporate Governance and Nominating Committee are to:

•	review and recommend individuals to the Board for nomination as members of the Board and its committees;

•	review possible conflicts of interest of Board members and the Company’s executive officers;

•	develop and review the Company’s Corporate Governance Guidelines;

•	review the corporate governance standards of the Company’s Codes of Business Conduct and Ethics;

•	review the policies and practices of the Company in the area of corporate governance;

•	review the Committee’s new director orientation program and continuing director education programs;

•	produce and provide to the Board an annual performance evaluation of the Board and each committee of the Board;

•	establish succession procedures in the case of an emergency or the retirement of the President;

•	recommend to the Board the form and amount of director compensation; and

•	review the overall performance of the President on an annual basis.

Finance Committee. As more fully described in its Charter, the primary responsibilities of the Finance Committee are to:

•

assist the Board in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	review and appraise the Company’s dividend payment and share repurchase strategies, banking relationships and borrowing facilities and cash management; and

•	monitor the rating assigned by rating agencies to the Company’s long-term debt.

Board Meetings and Attendance	The Board held seven meetings during the past fiscal year, one of which was devoted principally to Company strategy. During the past fiscal year, the Audit Committee held eleven meetings, the Compensation Committee held four meetings, the Corporate Governance and Nominating Committee held four meetings and the Finance Committee held four meetings. Each Director attended more than 75% of the aggregate of all meetings of the Board and the committees on which he or she served during the year and overall attendance at the meetings, on a combined basis, was 97%. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders	Although all members of the Board are expected to attend each Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. All Director nominees have indicated their intent to attend the Annual Meeting. Shareholders are encouraged to direct any questions that they may have to the Directors or management at that time. All Directors attended the 2011 Annual Meeting of Shareholders.

Chairman of the Board and Presiding Director	The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently, Enrique Hernandez, Jr. serves as the Company’s Chairman of the Board.

The Chairman of the Board is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and Charter of the Corporate Governance and Nominating Committee, the Chairman of the Board:

•	presides at all meetings of the Board;

•	assists in establishing the agenda for each Board and Board committee meeting;

•	serves as the Presiding Director to lead regular executive sessions of the Board in which only independent Directors participate;

•	calls special meetings of the Board and/or the shareholders;

•	provides input and support to the Chair of the Corporate Governance and Nominating Committee on nominees to fill vacant Board seats;

•	provides input and support to the Chair of the Corporate Governance and Nominating Committee on the selection of committee Chairs and membership on Board committees;

•	advises the President and other members of the Executive Management Group on such matters as strategic direction, corporate governance and overall risk assessment; and

•	performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Director Nominating Process	The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.

In nominating director candidates, the Committee considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience. These factors may include judgment, skill, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In addition to these factors, the Committee may also consider a director candidate’s diversity of background during the evaluation and selection process of director candidates. In this context, diversity is being broadly construed to mean varied skills, backgrounds and experiences, which include gender and ethnicity, as well as other differentiating characteristics, all in the context of the requirements and needs of the Board at that point in time. The Committee, however, does not have a formal policy regarding how diversity of background should be applied in identifying or evaluating director candidates, and, depending on the current needs of the Board, the Committee may weigh certain factors more or less heavily. The goal of the Committee is to assist the Board in attracting competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its shareholders.

The Corporate Governance and Nominating Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Director candidate recommendations by shareholders must be made by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chair of the Corporate Governance and Nominating Committee, in care of the Secretary of the Company, Nordstrom, Inc., 1700 Seventh Avenue, Seattle, Washington 98101. Please indicate on the envelope “Corporate Governance and Nominating Committee.”

As required by the Company’s Bylaws, the notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders called for the election of directors (between January 9, 2013 and February 8, 2013 for the 2013 Annual Meeting of Shareholders). However, if the Annual Meeting of Shareholders is called for a date that is not within 30 days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth (10th) day following the day on which the notice of the Annual Meeting date was mailed to shareholders.

The notice must provide the following information for each proposed nominee who is not an incumbent director that the shareholder wishes to nominate:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are owned beneficially or of record by the proposed nominee;

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a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of the proposed nominee or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposed nominee or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

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any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and related rules and regulations promulgated thereunder.

The notice must also provide the following information about the shareholder giving the notice:

•	the name and record address of the shareholder;

•	the number of shares of Common Stock which are owned beneficially or of record by the shareholder;

•

a reasonably detailed description of all agreements, arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice;

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a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of the shareholder’s affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of the shareholder’s affiliates or associates with respect to shares of stock of the Company, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation whether the shareholder intends to solicit proxies from shareholders in support of the nomination;

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any performance-related fees (other than an asset based fee) that such shareholder is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company; and

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any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and applicable SEC rules and regulations.

The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

No director candidates were recommended by our shareholders for election at the Annual Meeting.

Director Compensation	The Company’s pay philosophy for Director compensation reflects the Board’s belief that payment of a portion of Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes that the Director fees paid by the Company should be competitive with other companies of similar size and performance.

Employee Directors of the Company are not paid any fees for serving as members of the Board or any Board Committee. Nonemployee Director compensation consists of the following elements:

Annual Component	Amount ($)
Cash Retainer Fee (a)	60,000
Audit Committee Chair Retainer	20,000
Compensation Committee Chair Retainer	17,500
Corporate Governance and Nominating Committee Chair Retainer	15,000
Finance Committee Chair Retainer	15,000
Audit Committee Liaison to Nordstrom fsb Board	5,000
Common Stock Award having a value of:	140,000

(a)	Directors may elect to take some or all of their cash retainer fee in Common Stock.

Chairman of the Board Compensation. In addition to the amounts set forth above, and in recognition of the significant time and attention in performing the duties required of the office, the Chairman of the Board is annually awarded, on the date of the Company’s Annual Meeting of Shareholders, Common Stock having a value of $250,000.

Travel and Education Reimbursement. Nonemployee Directors are reimbursed for reasonable travel expenses or flown, without charge, on the Company’s aircraft, to attend Board and Board committee meetings. On limited occasions, the Company may determine that it is appropriate for nonemployee Directors to be accompanied by their spouses in connection with the Annual Meeting of Shareholders, store openings or other significant Company events. In these circumstances, the travel related costs are attributable to the Director and reported in the All Other Compensation column in the Director Summary Compensation Table on page 28. In addition, the Company reimburses Directors for attending director continuing education programs.

Merchandise Discounts. All Directors and their spouses and eligible children may participate in the Company’s merchandise discount program. The program provides a 20% discount for eligible non-management employees and eligible retirees, and up to a 33% discount for eligible management and high-performing non-management employees, eligible retirees, Directors and eligible retired Directors. These discounts vary somewhat by source and type of merchandise or service.

Deferred Compensation Program. Nonemployee Directors may elect to defer all or a part of their fee and stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections about the form and timing of distribution of their deferred cash fees or stock awards.

In 2012, cash deferrals may be directed among 19 deemed investment alternatives, increased from 16 investment alternatives in 2011, and gains and losses for cash deferrals are posted to the Director’s account daily based on their investment elections. Deferred stock awards are credited to the Director’s account as units. Each unit in the Directors Plan is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.

During the fiscal year ended January 28, 2012, Felicia Thornton deferred 50% of her stock award and 50% of her cash Director’s fee, and Robert Walter deferred 100% of his stock award, into the Directors Plan.

Director Summary Compensation Table. During the fiscal year ended January 28, 2012, nonemployee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Phyllis J. Campbell (a)	80,000	139,964	18,925	238,889
Michelle M. Ebanks (b)	60,000	139,964	1,698	201,662
Enrique Hernandez, Jr. (c)	60,000	389,941	27,700	477,641
Robert G. Miller (d)	75,000	139,964	9,747	224,711
Philip G. Satre (e)	75,000	139,964	3,051	218,015
Felicia D. Thornton (f)	60,000	139,964	2,786	202,750
B. Kevin Turner (g)	60,000	139,964	26,524	226,488
Robert D. Walter (h)	77,500	139,964	7,783	225,247
Alison A. Winter (i)	65,000	139,964	5,465	210,429

(a)	Ms. Campbell’s compensation includes:
•	$60,000 annual retainer; $20,000 Audit Committee Chair annual retainer;
•	2,874 shares of Common Stock having a fair value at the date of grant of $139,964; and
•	all other compensation of $18,925 (merchandise discount).

(b)	Ms. Ebanks’ compensation includes:
•	$60,000 annual retainer;
•	2,874 shares of Common Stock having a fair value at the date of grant of $139,964; and
•	all other compensation of $1,698 (merchandise discount).

(c)	Mr. Hernandez’ compensation includes:
•	$60,000 annual retainer;
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8,007 shares of Common Stock (2,874 shares having a fair value at the date of grant of $139,964, and 5,133 shares for serving as Chairman of the Board having a fair value at the date of grant of $249,977); and

•	all other compensation includes $27,501 (merchandise discount).

(d)	Mr. Miller’s compensation includes:
•	$60,000 annual retainer; $15,000 Finance Committee Chair annual retainer;
•	2,874 shares of Common Stock having a fair value at the date of grant of $139,964; and
•	all other compensation of $9,747 (merchandise discount).

(e)	Mr. Satre’s compensation includes:
•	$60,000 annual retainer; $15,000 Corporate Governance and Nominating Committee Chair annual retainer;
•	2,874 shares of Common Stock having a fair value at the date of grant of $139,964; and
•	all other compensation includes $2,892 (merchandise discount).

(f)	Ms. Thornton’s compensation includes:
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$60,000 annual retainer of which $15,000 was paid in cash, $15,000 was deferred to the Directors Plan, and $30,000 was taken as stock in lieu of cash (616 shares of Common Stock of which 308 shares of Common Stock were deferred into the Directors Plan);

•	2,874 shares of Common Stock having an aggregate fair value at the date of grant of $139,964, of which 1,437 shares were deferred into the Directors Plan; and
•	all other compensation of $2,786 (merchandise discount).

(g)	Mr. Turner’s compensation includes:
•	$60,000 annual retainer, all of which was taken as stock in lieu of cash (1,232 shares of Common Stock);
•	2,874 shares of Common Stock having a fair value at the date of grant of $139,964; and
•	all other compensation of $26,524 (merchandise discount).

(h)	Mr. Walter’s compensation includes:
•	$60,000 annual retainer; $17,500 Compensation Committee Chair annual retainer;
•	2,874 shares of Common Stock having a fair value at the date of grant of $139,964, which was deferred to the Directors Plan; and
•	all other compensation of $7,783 (merchandise discount).

(i)	Ms. Winter’s compensation includes:
•	$60,000 annual retainer; $5,000 Audit Committee liaison to Nordstrom fsb Board of Directors annual retainer;
•	2,874 shares of Common Stock having a fair value at the date of grant of $139,964; and
•	all other compensation of $5,465 (merchandise discount).

Compensation Committee Interlocks and Insider Participation	During the fiscal year ended January 28, 2012, no member of the Compensation Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more directors, or compensation committee of any entity that has one or more executive officers, serving as a member of the Company’s Board or Compensation Committee.

Communications with Directors	Shareholders and other interested parties may communicate with Directors by contacting the Office of the Secretary at 206-303-2540, by email at board@nordstrom.com, or by mail at Nordstrom, Inc., 1700 Seventh Avenue,

Seattle, Washington 98101-4407. The Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate. If no specific Director is requested, the Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings will not be relayed to Directors.

The Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline by calling 1-888-832-8358 or by accessing the website at www.ethicspoint.com. Your concerns will be investigated and communicated to the Company’s Audit Committee, as necessary.

Director Elections	The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined, or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceed the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present.

Codes of Business Conduct and Ethics	We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.

We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Any grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at investor.nordstrom.com under Corporate Governance.

Corporate Social Responsibility	Nordstrom is committed to upholding the highest standards of corporate governance. Our goal is to operate our business with the utmost integrity and serve our customers, employees and shareholders in a way that is deserving of their support and trust. Social responsibility is something we take pride in ensuring every day. We actively pursue solutions to reduce our environmental impact, contribute to the communities we serve, and protect the rights of workers who create our products. We believe that both transparency and collaboration are key to progress in all of these areas. As such, we will continue to work with and learn from interested parties. More information can be found on this and other subjects at www.nordstrom.com/nordstromcares.

Website Access to Corporate Governance Documents	The Charters for each of the standing committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our website at investor.nordstrom.com, under Corporate Governance.

Audit Committee Report	The following Report of the Company’s Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee operates under a written Charter adopted by the Board. The Charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s Charter is available on our website at investor.nordstrom.com, under Corporate Governance. A copy of the Audit Committee’s Charter is also attached to this Proxy Statement as Appendix B.

The Board determined that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards at all times during the fiscal year and that each member was an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte, the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.

Deloitte and the Company’s internal auditors have full access to the Audit Committee. The auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit Committee also pre-approves all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors.

The Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 28, 2012 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following actions by the Committee:

•	review and discussion of the Company’s audited consolidated financial statements with management;

•	review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	discussions with management regarding the critical accounting estimates on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•	receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

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discussions with management, the internal auditors, and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	discussions with legal counsel and management regarding contingent liabilities;

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receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and

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discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 Communication with Audit Committees, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Phyllis J. Campbell, Chair

Robert G. Miller

Felicia D. Thornton

Alison A. Winter

Executive Officers

The names and ages of the Company’s Executive Officers (collectively, the “Executive Management Group”), and their positions, terms of office, family relationships and business experience are listed below. All information is as of March 30, 2012. The officers are appointed annually by the Board following each year’s Annual Meeting of Shareholders. Officers serve at the discretion of the Board.

Name	Age	Position	Officer Since
Laurie M. Black	53	Executive Vice President and General Merchandise Manager – Cosmetics Division	1997
Robert E. Campbell	56	Treasurer and Vice President – Investor Relations	1997
James A. Howell	46	Vice President – Finance	2007
Michael G. Koppel	55	Executive Vice President and Chief Financial Officer	1999
Daniel F. Little	50	Executive Vice President and Chief Administrative Officer	2003
Anne E. Martin-Vachon	50	Executive Vice President and Chief Marketing Officer	2010
Scott A. Meden	49	Executive Vice President and General Merchandise Manager – Shoe Division	2006
Margaret Myers	65	Executive Vice President and General Merchandise Manager – Accessories and Women’s Specialized Divisions	2005
Blake W. Nordstrom (a)(b)	51	President	1991
Erik B. Nordstrom (a)(b)	48	Executive Vice President and President – Stores	1995
James F. Nordstrom, Jr. (c)	39	Executive Vice President and President – Nordstrom Direct	2005
Peter E. Nordstrom (a)(b)	50	Executive Vice President and President – Merchandising	1995
R. Michael Richardson	55	Executive Vice President – Chief Information Officer	2011
Robert B. Sari	56	Executive Vice President, General Counsel and Secretary	2009
Delena M. Sunday	51	Executive Vice President – Human Resources and Diversity Affairs	1998
Geevy S. K. Thomas	47	Executive Vice President and President – Nordstrom Rack	1998
Mark J. Tritton	48	Executive Vice President and President – Nordstrom Product Group	2009
David M. Witman	53	Executive Vice President and General Merchandise Manager – Men’s Apparel	2005
Kenneth J. Worzel	47	Executive Vice President – Strategy and Development	2010

(a)	The biographical information for Blake, Peter and Erik Nordstrom is provided in the section identifying the Director nominees beginning on page 8.

(b)	Brothers, and also second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

(c)	Second cousin of Blake, Peter and Erik Nordstrom, each an Executive Officer of the Company.

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Laurie M. Black was named Executive Vice President and General Merchandise Manager – Cosmetics Division, in February 2006. She previously served as Executive Vice President and President – Nordstrom Rack from December 2001 to March 2006, as Vice President and Corporate Merchandise Manager from May 2000 to December 2001, and as Vice President and Northwest Divisional Merchandise Manager from 1999 to 2000. Ms. Black has been employed by the Company since 1978.

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Robert E. Campbell was appointed Treasurer and Vice President – Investor Relations in March 2009. From March 2003 to February 2009 he served as Vice President – Finance Full-Line Stores, and from May 1999 to February 2003 he served as Treasurer and Vice President – Strategy and Planning and also was responsible for the Company’s investor relations. He has been employed by the Company since February 1997.

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James A. Howell was named Vice President – Finance, upon joining the Company in August 2007. Mr. Howell also functions as the Company’s Principal Accounting Officer. From July 2003 to August 2007, Mr. Howell was employed at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, Mr. Howell worked for CAE SimuFlite, Inc., a provider of training for the civil aviation industry, after spending 12 years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

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Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a mall-based specialty retailer from 1997 through 1998. Prior to that, Mr. Koppel spent 13 years with the May Department Stores Company in a variety of financial and operating roles.

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Daniel F. Little was named Executive Vice President and Chief Administrative Officer in March 2003. From July 2002 until March 2003, he served as Vice President – Supply Chain Strategy. Prior to joining the Company in July 2002, Mr. Little held various positions with Colgate-Palmolive from April 1993 through June 2002, most recently as Manufacturing General Manager for Personal Care Products in Europe.

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Anne E. Martin-Vachon was named Executive Vice President and Chief Marketing Officer upon joining the Company in April 2010. She previously served as President and Chief Executive Officer of Lise Watier Cosmetiques Inc. since September 2008. From August 2006 to August 2008, she served as Chief Marketing Officer for Bath & Body Works, a division of Limited Brands. Ms. Martin-Vachon served as Vice President, P&G Total Beauty Marketing from 2003 to 2006, and General Manager, Global Cosmetics Marketing and Innovation from 1999 to 2003 for Procter & Gamble. Ms. Martin-Vachon served in marketing and brand management roles of increasing responsibility at Procter & Gamble since 1985.

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Scott A. Meden was named Executive Vice President and General Merchandise Manager – Shoe Division in February 2010. He previously served as Executive Vice President and President – Nordstrom Rack from February 2006 to February 2010, as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager – Shoes from 1999 to 2001. He has been employed by the Company since 1985.

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Margaret Myers was named Executive Vice President and General Merchandise Manager – Accessories and Women’s Specialized Divisions, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from 2001 to November 2005, as Product Market Leader from 2000 to 2001, and as Divisional Merchandise Manager from 1998 to 2000. Ms. Myers has been employed by the Company since 1984.

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James F. Nordstrom, Jr. was named Executive Vice President and President – Nordstrom Direct in February 2005. He previously served as Corporate Merchandise Manager – Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1986.

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R. Michael Richardson was named Executive Vice President – Chief Information Officer in November 2011. He previously served as Vice President – Chief Information Officer since October 2000. He has served in a wide variety of technology-related roles of increasing responsibility since he joined Nordstrom in 1992.

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Robert B. Sari was named Executive Vice President, General Counsel and Secretary upon joining the Company in April 2009. Prior to joining the Company, he served as Executive Vice President, General Counsel and Secretary of Rite Aid Corporation (“Rite Aid”) since October 2005. Mr. Sari also served as Rite Aid’s Senior Vice President, General Counsel and Secretary from 2002 to 2005 and as Senior Vice President, Deputy General Counsel and Secretary from 2000 to 2002. Mr. Sari served in other roles for Rite Aid since 1997. Prior to joining Rite Aid in 1997, Mr. Sari was Vice President – Legal Affairs for Thrifty PayLess, Inc.

•

Delena M. Sunday was named Executive Vice President – Human Resources and Diversity Affairs in November 2002. She previously served as Executive Vice President – Diversity Affairs from 2000 to November 2002, and as Vice President – Diversity Affairs from 1998 to 2000. Prior to 1998, Ms. Sunday served in various management roles, including diversity affairs and store management. Ms. Sunday has been employed by the Company since 1980.

•

Geevy S. K. Thomas was named Executive Vice President and President – Nordstrom Rack, in February 2010. He previously served as Executive Vice President and South Regional Manager from November 2001 to February 2010, as Executive Vice President and General Merchandise Manager – Full-Line Stores from February 2001 to November 2001, and as Executive Vice President – Full-Line Stores and Director of Merchandising Strategy from February 2000 to February 2001. Prior to February 2000, Mr. Thomas held various merchandise strategy, store and regional management positions with the Company. He has been employed by the Company since 1983.

•

Mark J. Tritton was named Executive Vice President and President – Nordstrom Product Group upon joining the Company in June 2009. Prior to joining the Company, he served as Group Vice President, Global Casual/Gear Footwear and Apparel, for Timberland since 2006. Mr. Tritton also served as Timberland’s Vice President, Global Apparel from 2004 to 2006. Prior to joining Timberland, Mr. Tritton was Nike’s General Manager, Europe, Middle East & Africa Apparel, from 2002 to 2004, Global Merchandise Director Apparel from 2001 to 2002 and Retail Director, Pacific Region from 1999 to 2001.

•

David M. Witman was named Executive Vice President and General Merchandise Manager – Men’s Apparel, in November 2005. He previously served as Divisional Vice President and Corporate Merchandise Manager from 2001 to November 2005, and as Divisional Vice President and Menswear Product Market Leader from 1999 to 2001. Mr. Witman has been employed by the Company since 1987.

•

Kenneth J. Worzel was named Executive Vice President – Strategy and Development upon joining the Company in March 2010. Prior to joining the Company, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, Mr. Worzel provided the Company and other clients with management strategy and organizational services. Prior to joining McKinsey, Mr. Worzel was a managing partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a partner at Marakon Associates, Mr. Worzel provided consulting services to the Company from 1997 to 2008.

Compensation of Executive Officers

Compensation Discussion and Analysis	The following describes our executive compensation program and the 2011 fiscal year compensation decisions made for our Named Executive Officers identified in the Summary Compensation Table on page 46.

Executive Summary

We Achieved Positive Outcomes while Investing in Growth

In fiscal year 2011, we surpassed historical milestones and made important strides in the many ways we serve our customers. Our total sales set a new all-time high of $10.5 billion with almost 13% growth over a similar increase in the prior year. We also had, for the first time, sales performances surpass $1 billion for Cosmetics and $2 billion for the Nordstrom Rack. We continued to deliver strong increases in same-store sales and realized double-digit increases in earnings before interest and income taxes for the second consecutive year. Our 2011 inventory turn rate of 5.6 times matched the record performance achieved in 2010 and regular-price selling remained at our historically high levels, indicative of delivering the fresh product our customers expect.

We also generated a meaningful return for our shareholders. Our stock price increased more than 18% over the fiscal year and total shareholder return ranked at the 80th percentile of our retail peer group for the three-year performance period concluding at fiscal year end January 28, 2012. Financial highlights for 2011 are summarized below.

Fiscal Year 2011 Financial Performance Highlights

	FY 2011	FY 2010
Net Sales	$10,497M	$9,310M
Full Year Same-Store Sales	7.2%	8.1%
Earnings Before Interest and Income Taxes (“EBIT”)	$1,249M	$1,118M
Return on Invested Capital (“ROIC”)	13.3%	13.6%

We continue to believe the customer service experience is the most important driver of our financial success. As a result, we are investing more heavily in e-commerce, technology and personalization as these themes become increasingly important to the customer’s definition of service. This is a long-term commitment to enhance what we believe is a solid foundation for serving customers today and in the future. As we look ahead, we are encouraged by the many opportunities for us to continue to earn our customers’ trust, further accelerate our growth and increase shareholder value.

Our Compensation Program is Supported by Shareholders and Closely Aligns with Our Performance

At the 2011 Annual Meeting of Shareholders, over 97% of the votes cast were in favor of our first Say-on-Pay proposal, and over 93% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis. The Compensation Committee recognizes this support of the compensation program for our Named Executive Officers and continues to apply our guiding principles below which underlie our robust pay-for-performance philosophy.

•	Motivate and reward our people to achieve meaningful results that support our strategic goals and shareholder interests;

•	Attract and keep the best talent through programs that reflect our values and consider, but are not dictated by, market practice;

•	Manage the cost of our programs while maintaining their purpose and benefit;

•	Keep things simple to promote understanding for our employees and transparency for our shareholders; and

•	Be attuned to regulatory compliance, trends and new ideas to support our programs and diverse workforce.

In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers emphasizes variable pay over fixed pay, with three-quarters of their target compensation linked to our financial or market results. The program also balances the importance of the Named Executive Officers achieving critical short-term objectives and long-term strategic priorities. These concepts are illustrated in the following graphs.

Under this pay-for-performance design, payouts to the Named Executive Officers in fiscal year 2011 were closely aligned with results for their variable pay components:

•	Performance-based bonuses paid out at approximately 149% of target due to above threshold performance.

•

Performance share units granted under the long-term incentive plan vested at a rate of 100% based on our 80th percentile rank for total shareholder return (“TSR”) among our retail peer group over the 2009-2011 fiscal year performance cycle. The TSR calculation for performance share units is described on page 42.

Payouts for variable compensation have been closely aligned with Company results for prior years, as well. The following graphs show performance-based payouts to President Blake Nordstrom relative to EBIT and TSR for fiscal year 2011 and the four prior years. This pattern of pay-for-performance is consistent for all the Named Executive Officers receiving payouts during these periods.

The Committee reviews these and other analyses to ensure the Named Executive Officers’ aggregate compensation aligns with shareholder interests. Where included, long-term incentives are calculated in two ways: (1) grant value as reported in our Summary Compensation Table on page 46, and (2) realizable value as of fiscal year end. For 2011, these additional analyses focused on:

•	Cash alignment to evaluate the year-over-year change in payout relative to the year-over-year growth in EBIT.

•

Relative pay and performance to compare the percentile rankings of our total direct compensation (base salary + performance-based bonus + long-term incentives) with TSR and other financial performance metrics of our retail peer group.

•	Pay productivity to assess EBIT generated per dollar of total direct compensation compared to our peer group when adjusted for size.

Based on the results from these analyses, the Committee believes that total direct compensation for our Named Executive Officers is well-aligned with shareholder interests and compares favorably relative to our peers.

Effective Corporate Governance Reinforces Our Compensation Program

We believe the following features of our compensation program for the Named Executive Officers are evidence of good corporate governance:

•	annual Say-on-Pay shareholder vote;

•	meaningful stock ownership guidelines;

•	an executive compensation clawback policy applied to performance-based compensation;

•	active and engaged oversight and risk management systems including those related to compensation-related risk;

•	detailed and transparent financial reporting to provide strong, timely insight into the performance of the Company;

•	the Compensation Committee’s engagement of its own independent consultant;

•	accelerated vesting for equity after a change in control only if an executive is involuntarily terminated (double trigger);

•	no tax gross-ups, except those related to relocation expenses;

•	no employment agreements;

•	no equity grant repricing; no grants below 100% fair market value; cash dividends paid only on stock; and

•	a prohibition on hedging transactions of Company equity securities.

The specifics of our executive compensation program and details of the compensation decision-making process are discussed in the following sections.

Context for Decision Making

Roles in Determining Compensation are Well Defined

Our Compensation Committee oversees the development and delivery of our guiding principles and compensation plans for the Named Executive Officers as summarized on page 23 and more fully described in the Committee Charter on our website at investor.nordstrom.com.

The Committee’s external executive compensation consulting firm, Semler Brossy Consulting Group, LLC, is retained by, and reports directly to, the Committee. A consultant from that firm attends the Committee meetings and supports the Committee’s role by providing independent expertise on market practices, compensation program design and related subjects as described on page 23. Semler Brossy provides services only as directed by the Committee and has no other relationship with the Company. There were no fees paid to Semler Brossy for services that were not related exclusively to executive and Director compensation during fiscal year 2011.

Our President provides input to the Committee on the level and design of compensation elements for the Named Executive Officers and others in the Executive Management Group defined on page 32. Our Executive Vice President and Chief Financial Officer and Executive Vice President – Human Resources and Diversity Affairs join the President in Compensation Committee meetings to provide perspective and expertise relevant to the agenda. Management supports the Committee’s activity by providing analyses and recommendations developed internally or with the assistance of external consulting firms other than the Committee’s consulting firm. During fiscal year 2011, technical guidance to management on executive compensation came primarily from the professional services firm Towers Watson.

Market Data Provides a Reference Point for Compensation

The Committee believes that knowledge of market practices, particularly those of our peers, listed below, is helpful in assessing the design and targeted level of our executive compensation package. In preparing peer group information for 2011, the Committee used a customized survey from consulting firm HayGroup. During the year, the Committee also reviewed data from our peers’ proxy statements and general information from published and private surveys to keep current on trends and practices while recognizing the differences across company philosophies and plan designs.

When the Committee reviews market data, they consider the 50th percentile (median) of our peer group as a reference point, as opposed to a policy, for positioning targeted total direct compensation. Target opportunities for individual pay elements may vary by executive role based on scope of expected contributions and individual circumstances.

Blake Nordstrom’s target total direct compensation is somewhat below our peer group median and the remaining Named Executive Officers are within a competitive range of our peer group median. Actual pay can exceed established targets or peer group actual pay through the variable compensation elements when pre-determined performance milestones are achieved.

Peer Group Companies Represent Our Business Areas

Each year, the Committee reviews the appropriateness of our peer group. The companies represent prominent retail brands that are relevant to Nordstrom and compete for our customer dollars. These peers do not always have a direct match to our product offerings or annual revenue. However, they meet the following selection criteria:

•	subject to similar market pressures and have a track record of sustainability;

•	general compatibility with our compensation strategy through a competitive offering of the primary pay elements of base salary, performance-based bonus and long-term incentives;

•	some overlap with our industry group as defined by institutional shareholders and shareholder service organizations; and

•	collective representation of our primary business areas including our Nordstrom full-line and Rack stores, online business and private label products.

As a result of the Committee’s review in 2011, our peer group remained the same as the prior year, as follows:

Abercrombie & Fitch Co.	J.C. Penney Company, Inc.	The Talbots, Inc.
ANN, INC.	Kohl’s Corporation	Target Corporation
Belk, Inc.	Limited Brands, Inc.	Tiffany & Co.
Chico’s FAS, Inc.	Macy’s, Inc.	The TJX Companies, Inc.
Coach, Inc.	Neiman Marcus, Inc.	Urban Outfitters, Inc.
Dillard’s, Inc.	Saks Incorporated	VF Corporation
Gap, Inc.	Sears Holdings Corporation

Elements of Compensation

2011 Decisions are Consistent with Our Compensation Philosophy

Our compensation philosophy is reflected in the following elements of the Named Executive Officers’ 2011 compensation program:

•	Fixed: base salary; and

•	Variable: performance-based annual cash bonus and long-term incentives, consisting of stock options and performance share units through the annual grant.

We also provide broad-based, leadership and retirement benefits.

On an annual basis, the Compensation Committee reviews base salary, performance-based bonus target opportunity and long-term incentive grant value for each of the Named Executive Officers to consider changes for the upcoming fiscal year. Benefits are reviewed less frequently and changes are made less often. Committee decisions for fiscal year 2011 changes are summarized below, followed by a description of our approach and decision making on each element. The Committee believes these elements and the overall compensation program are meeting the expectations for our pay-for-performance philosophy and guiding principles.

Fiscal Year 2011 Compensation Changes
	Base Salary ($)		Performance-Based Annual Cash Bonus (Target Opportunity as % of Base Salary)		Long-Term Incentives (Grant Value as % of Base Salary)
Name	FY 2010	FY 2011	FY 2010	FY 2011	FY 2010	FY 2011
Blake W. Nordstrom	700,000	same	150	same	200	same
Peter E. Nordstrom	650,000	same	150	same	200	same
Erik B. Nordstrom	650,000	same	150	same	200	same
Michael G. Koppel	530,000	600,000	80	same	150	same
Daniel F. Little	460,000	500,000	80	same	150	same

Base Salary

The Committee begins its annual review of base salary for the Named Executive Officers by comparing our pay levels to similar roles in our peer group. The President provides input by describing the previous year’s expectations and achievements of each executive, their pay history and pay equity with other internal roles.

Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective April 1st following their annual performance review, which includes a discussion about individual results against defined expectations.

While Blake, Peter and Erik Nordstrom each had strong personal performance, the Committee elected to maintain current base salary levels and focus compensation on the potential value that can be realized through performance-based bonuses and long-term incentives. Both Michael Koppel and Daniel Little received increases in base salary to recognize their strong performance and to improve their competitive position relative to market.

Performance-Based Annual Cash Bonus

The opportunity for annual performance-based cash awards under the Executive Management Bonus Plan is designed to focus the Named Executive Officers on the alignment between annual operating performance and long-term business strategy. In support of our guiding principles, the performance-based bonus awards pay out only when pre-determined performance milestones are achieved. The Committee establishes the following criteria in developing the annual bonus arrangements for the Named Executive Officers:

•

Target bonus opportunity: Annual target bonus opportunity for the Named Executive Officers is defined as a percentage of base salary as shown on the Fiscal Year 2011 Compensation Changes table above. In establishing the target percentage, the Committee takes into account market pay information for similar roles within our peer group, our desired competitive positioning across compensation elements and the internal relationship between roles within the Company.

In support of our pay-for-performance philosophy, the maximum bonus payout, which is associated with superior performance, is 2.5 times the executives’ target bonus opportunity. This maximum is higher than is common among our retail peers to continue encouraging and paying rewards when we achieve truly superior results.

•

Performance measures: The Committee establishes the performance measures that support the Company’s annual and long-range strategic goals to focus executives on the most important Company objectives. For fiscal year 2011, the Named Executive Officers all had the following measures:

-

ROIC to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

-

EBIT to emphasize the importance of earnings improvement and its role in driving shareholder value. Each executive’s performance-based bonus was weighted 100% on this measure, subject to the ROIC threshold.

•

Performance measure milestones: The Committee defines financial milestones for the performance measures that relate to varying percentages of bonus payout. The difficulty level in achieving the milestones reflects a balance in the Committee’s consideration for executive pay opportunity, reinvestment in the Company and return to shareholders.

In accordance with our bonus plan, ROIC and EBIT achievement for bonus purposes may differ from ROIC and EBIT reported in our financial statements due to the exclusion of one-time gains or losses. In this situation, we refer to the measure achievements as Incentive ROIC and Incentive EBIT. This is the case for 2011 where achievements reflect non-operating related adjustments and acquisition costs not included in the financial plan.

-

The ROIC threshold was set at a level consistent with the minimum EBIT milestone to ensure that an appropriate return on our invested capital was achieved before any bonus was paid out. The 2011 Incentive ROIC achievement of 14.7% exceeded the established threshold of 13.0%.

-

The minimum EBIT performance milestone was established at a likely, but not certain, level of attainment. It was based on growth assumptions for sales and earnings. The minimum performance milestone must be achieved before any payout may be made. The target performance milestone represents stretch performance relative to growth in the annual operating plan, our historical performance trends, market conditions and current external projections for the Company. The superior performance milestone indicates breakthrough performance and takes into consideration earlier periods of strong earnings, the competitive landscape and earnings growth needed to support our long-term strategic goals. The 2011 Incentive EBIT achievement exceeded the minimum performance milestone required for payout.

The achievements in Incentive ROIC and Incentive EBIT resulted in a bonus payout of 148.52% of each executive’s target bonus opportunity. The fiscal year 2011 EBIT performance milestones, Incentive EBIT achievement and related bonus payout levels are shown on page 41. Incentive EBIT and Incentive ROIC are not measures of financial performance under GAAP. See Appendix C for a reconciliation of GAAP and non-GAAP financial measures.

Fiscal Year 2011 EBIT Milestones and Achievement

The bonus payout calculation for each Named Executive Officer is shown below. The payout amounts are also shown in the Summary Compensation Table on page 46 in column (e) “Non-Equity Incentive Plan Compensation.” The range of possible payouts for fiscal year 2011 performance under the Executive Management Bonus Plan is shown in the Grants of Plan-Based Awards in Fiscal Year 2011 table, column (b), on page 49.

Fiscal Year 2011 Payout for Performance-Based Bonus

Name	Target Bonus Opportunity (%)	x	Base Salary ($)	=	Target Bonus Payout ($)	x	Payout of Target Bonus Opportunity (%)	=	Bonus Payout ($)
Blake W. Nordstrom	150	x	700,000	=	1,050,000	x		=	1,559,460
Peter E. Nordstrom	150	x	650,000	=	975,000	x		=	1,448,070
Erik B. Nordstrom	150	x	650,000	=	975,000	x	148.52	=	1,448,070
Michael G. Koppel	80	x	600,000	=	480,000	x		=	712,896
Daniel F. Little	80	x	500,000	=	400,000	x		=	594,080

Long-Term Incentives

Annual grants of stock options and performance share units under the 2010 Equity Incentive Plan provide the Named Executive Officers with an incentive to create shareholder value and receive financial rewards. The long-term incentive value that determines the size of the annual grant to Named Executive Officers is expressed as a percentage of base salary as shown on the Fiscal Year 2011 Compensation Changes table on page 39.

In establishing the long-term incentive value at grant for each Named Executive Officer, the Committee considers market pay information for similar roles within our peer group, our desired competitive positioning across compensation elements, our annual share usage and dilution, and internal equity of grant size by role.

The grant value of the equity awarded to Named Executive Officers in the fiscal year 2011 annual grant consisted of 75% stock options and 25% performance share units. Stock options provide motivation for creating increased value while aligning management and shareholder interests in our growth. Performance share units focus the executives on relative performance compared to our peer group. The Committee believes the relationship between these equity vehicles represents the right balance of both absolute and relative performance.

•

Stock options vest and become exercisable in four equal annual installments beginning one year from the date of grant and have a 10-year term. None of our equity incentive plans permit repricing, grant prices below 100% of the fair market value of Common Stock on the date of grant or cash dividend payments on options.

•

Performance share units are earned after a three-year performance cycle only when the Company’s TSR is positive and outperforms more than 50% of the peer group companies identified for that grant. The Committee believes relative TSR is a meaningful measure for performance share units as it aligns with shareholder interests and complements the measures established for executives under the performance-based bonus plan. The performance share unit vesting schedule is shown below. For the 2011 grant, the peer group included companies listed on page 38 with the exception of Belk and Neiman Marcus, for which public data on the performance measurement of TSR is not available.

For purposes of determining the TSR percentile rank, the share price of our Common Stock and the share prices of the companies in the peer group are based on a 30 trading-day closing price average that is established both prior to the beginning of the performance cycle and prior to the end of the performance cycle. These parameters recognize the importance of relative performance while balancing against volatility within the peer group.

In keeping with our pay-for-performance philosophy, our approach to performance share units intentionally requires high standards of performance before any payout may be earned. Given the potential leverage that we offer through the performance-based bonus plan and the value that could be realized from stock options, the Committee believes this is the appropriate way to reward for what are truly superior results.

Performance Share Unit Vesting Schedule

Nordstrom Percentile Rank Among our Peer Group	Performance Share Units at Payout as % of Grant (If Nordstrom Total Shareholder Return Is Positive) (%)
>85th	125
>75th	100
>65th	85
>50th	75
≤50th	0

This vesting schedule applies even if the number of peer companies changes due to mergers, acquisitions, dissolutions or other industry consolidation. The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met, and become vested when the results have been certified by the Compensation Committee.

Performance share units from the 2009-2011 fiscal year performance cycle had the following results and were paid out as shown in the Option Exercises and Stock Vested in Fiscal Year 2011 table on page 54. Vested performance share units are settled in shares of Common Stock or cash at the election of the executive. Prior to vesting, the Named Executive Officers may also elect to defer their vested units into the Executive Deferred Compensation Plan described on page 56.

Fiscal Year 2011 Vesting Results for Performance Share Units
3-Year Performance Cycle	Percentile Rank Among our Peer Group	Positive TSR	Payout % of Grant	Settlement for Named Executive Officers
2/1/2009 – 1/28/2012	80th	Yes	100%	Cash

At the time of grant in 2009, our peer group for performance share units included the companies listed on page 38 excluding Neiman Marcus, for which public data on the performance measurement of TSR is not available, and Belk, Coach, TJX Companies and VF Corporation, as these companies were added as peers in a subsequent year.

Broad-based, Leadership and Retirement Benefits

Nordstrom offers to the Named Executive Officers:

•	a comprehensive program of broad-based health and financial programs to be market competitive and support healthy lifestyles;

•	a limited number of leadership benefits to be market competitive; and

•

contributions to health coverage and financial security upon retirement to encourage executives to stay with the Company throughout their careers, and reward sustained and significant contribution to the Company’s success.

These benefits are regularly reviewed for consistency with our guiding principles, organizational culture and market practices. Additional information on each benefit is provided as noted.

Fiscal Year 2011 Broad-based, Leadership and Retirement Benefits

	Benefit	Additional Information

Broad-based

• Company contribution to medical, dental and vision coverage; short- and long-term disability; life insurance; adoption assistance; and employee referral assistance. Employee access to accident and long-term care insurance, and health and dependent care flexible spending accounts. Employee Stock Purchase Plan. Merchandise discount

For merchandise discount, see All Other Compensation in Fiscal Year 2011, page 48

Leadership	• Salary continuance; long-term disability coverage; life insurance	For life insurance, see All Other Compensation in Fiscal Year 2011, page 48
	• Reimbursement for financial, tax and estate planning; reimbursement of qualifying out-of-pocket medical expenses; contribution to parking	See All Other Compensation in Fiscal Year 2011, pages 47 and 48

	• Executive Deferred Compensation Plan	See Nonqualified Deferred Compensation on page 56
	• Leadership Separation Plan	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2011 on page 63

Retirement	• 401(k) match and Profit Sharing	See All Other Compensation in Fiscal Year 2011 on page 48
	• Retiree health care	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2011 on page 62
	• Supplemental Executive Retirement Plan	See Pension Benefits on page 54

Additional Information

Termination and Change in Control

Under our Leadership Separation Plan, the eligible Named Executive Officers receive benefits upon involuntary termination of employment by the Company, other than for cause, to assist in the transition from active employment. Separation benefits are described in the Potential Payments Upon Termination or Change in Control section on page 63.

As described under Change in Control in the Potential Payments Upon Termination or Change in Control section on pages 60 and 61, the Named Executive Officers are not entitled to any payment or accelerated benefit in connection with a change in control of the Company unless the Committee exercises discretion.

Stock Ownership Guidelines

Ownership of Common Stock by our Named Executive Officers is encouraged by management and the Board to align their interests with those of our shareholders. Stock ownership guidelines were formally established in 2004. Under the current guidelines, the Named Executive Officers have a five-year period, from February 1, 2009 through February 1, 2014, to accumulate shares of Common Stock that meet the first achievable of either a share or value target as defined below. This variable approach helps us maintain the objectives for stock ownership while allowing some flexibility for changes in stock price.

•	Share target is the number of shares equal to a multiple of base salary designated for an executive divided by a fixed stock price. This target does not change over the five-year period.

•

Value target is the value in stock equal to a multiple of base salary designated for an executive. This value does not change over the five-year period, but the resulting number of shares fluctuates with changes in stock price.

For purposes of determining stock ownership, ownership shares are made up of all forms of Common Stock including vested performance share units that are either deferred or paid out in Common Stock. Ownership shares do not include unvested or vested stock options and unvested performance share units.

The multiple of base salary to be directly or indirectly owned in Common Stock by the Named Executive Officers depends on the executive’s role in the Company, as shown below. The Committee has assigned these particular multiples to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision making with shareholder interests.

Stock Ownership Multiples of Base Salary

Position	Multiple of Base Salary Used to Establish Ownership Target
President	10x
Executive Vice President and President – Merchandising	10x
Executive Vice President and President – Stores	10x
Executive Vice President and Chief Financial Officer	4x
Executive Vice President and Chief Administrative Officer	3x

Under our guidelines, Blake, Peter and Erik Nordstrom and Michael Koppel are required to arrange for stock transactions in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an executive may buy or sell Company shares. These executives must also achieve and maintain a minimum holding of 100% of their ownership targets before they may sell Nordstrom stock.

The Committee regularly reviews stock ownership status for the Named Executive Officers. As of the end of fiscal year 2011, all of the Named Executive Officers had exceeded their ownership targets.

Tax and Accounting Considerations

The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

•

Section 162(m) of the Internal Revenue Code which disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive Officer except the Chief Financial Officer, who is not subject to Section 162(m). The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company’s shareholder-approved 2004 and 2010 Equity Incentive Plans and Executive Management Bonus Plan comply with those requirements. In some years, there may be limited circumstances, such as an element within a new hire package, that do not allow for deductibility.

•

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Stock Compensation (“ASC 718”), where stock options and performance share units are accounted for based on their grant date fair value (see Note 1 and Note 13 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended January 28, 2012, filed with the SEC on March 16, 2012). The Committee regularly considers the accounting implications of our equity-based awards, including the variable accounting treatment of the performance share units.

•

Section 409A of the Internal Revenue Code, the limitations of which primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of changes to Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

Executive Compensation Clawback Policy

In February 2008, the Board adopted a formal executive compensation clawback policy that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an executive officer, beginning in fiscal year 2008. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an executive officer was negligent or engaged in misconduct. If so, and the amount or vesting of an award would have been less had the financial statements been correct, the Board will seek to recover compensation from the executive officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to applicable law.

Compensation Committee Report	The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. As a result, the Committee believes the Compensation

Discussion and Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE

Michelle M. Ebanks

Enrique Hernandez, Jr.

Philip G. Satre

B. Kevin Turner

Robert D. Walter, Chair

Summary Compensation Table	The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for the fiscal years ended January 28, 2012, January 29, 2011 and January 30, 2010.

Name and Principal Position	Fiscal Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($)
Blake W. Nordstrom	2011	698,056	—	343,031	1,049,750	1,559,460	2,259,665	85,867	5,995,829
President	2010	696,111	—	346,690	1,049,719	2,103,675	1,691,038	63,852	5,951,085
	2009	700,000	—	257,631	787,830	1,161,090	1,386,298	47,360	4,340,209
Michael G. Koppel	2011	586,278	—	194,814	596,107	712,896	1,834,147	52,624	3,976,866
Executive Vice President and	2010	518,722	—	178,303	539,856	849,484	1,441,214	42,215	3,569,794
Chief Financial Officer	2009	480,000	—	176,659	540,226	636,941	1,654,697	41,321	3,529,844
Peter E. Nordstrom	2011	648,195	—	318,551	974,770	1,448,070	2,413,728	36,824	5,840,138
Executive Vice President and	2010	646,389	—	321,919	974,748	1,953,413	1,919,375	47,659	5,863,503
President – Merchandising	2009	650,000	—	239,229	731,554	1,078,155	1,880,835	28,627	4,608,400
Erik B. Nordstrom	2011	648,195	—	318,551	974,770	1,448,070	2,260,467	64,814	5,714,867
Executive Vice President and	2010	646,389	—	321,919	974,748	1,953,413	1,716,796	80,151	5,693,416
President – Stores	2009	650,000	—	239,229	731,554	1,078,155	1,690,132	51,307	4,440,377
Daniel F. Little	2011	491,722	—	169,085	517,365	594,080	777,389	39,913	2,589,554
Executive Vice President and	2010	450,778	—	156,020	472,377	737,288	481,097	40,662	2,338,222
Chief Administrative Officer	2009	420,000	—	154,581	472,699	557,323	338,094	37,943	1,980,640

(a)	Salary: The amounts shown represent base salary earned during the fiscal year. The numbers for fiscal years 2011 and 2010 vary somewhat from annual base salaries due to the timing of fiscal year end. Michael Koppel’s and Daniel Little’s base salaries increased in April 2011.

All of the Named Executive Officers contributed a portion of their base salary earned during fiscal year 2011 to the 401(k) component of the 401(k) Plan & Profit Sharing. Their contributions were as follows: $17,667 for Blake Nordstrom, $16,850 for Michael Koppel, $15,386 for Peter Nordstrom, $15,407 for Erik Nordstrom and $15,633 for Daniel Little.

(b)	Bonus: No amounts are reported because the Company does not pay discretionary or guaranteed bonuses to the Named Executive Officers. As described in the Compensation Discussion and Analysis on page 39, all bonuses are performance based, and for that reason, are required to be reported in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Stock Awards: The amounts reported reflect the grant date fair value of performance share units granted during the fiscal year. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met and the market price of Nordstrom stock at the end of the performance cycle. The amounts reported are calculated in accordance with FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”). The amounts are calculated by multiplying the number of performance share units awarded by the closing price of Common Stock on the date of grant. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2011 table on page 49 for the number of performance share units granted in fiscal year 2011.

(d)

Option Awards: The amounts reported reflect the grant date fair value of stock options granted during the fiscal year. This is not the value received. The Named Executive Officers can only realize value from stock options if the market price of Nordstrom stock increases above the exercise price of the options. The amounts reported are calculated in accordance with ASC 718. See column (e) of the Grants of Plan-Based Awards in Fiscal Year 2011 table on page 49 for the number of stock options granted in fiscal year 2011.

Assumptions used in the calculation of these amounts for fiscal years 2011, 2010 and 2009 are included in Note 13 to the Company’s audited financial statements for the fiscal year ended January 28, 2012, included in the Company’s Form 10-K filed with the SEC on March 16, 2012.

(e)	Non-Equity Incentive Plan Compensation: The amounts reported reflect the annual performance-based cash awards under the Executive Management Bonus Plan, which is addressed on page 39 in the Compensation Discussion and Analysis. The amounts of the cash awards for fiscal year 2011, approved by the Compensation Committee at its February 17, 2012 meeting, were paid out in March 2012. None of the Named Executive Officers elected to defer their cash awards for fiscal year 2011 into the Executive Deferred Compensation Plan.

(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings: The amounts reported reflect the change in actuarial present value from fiscal year-end 2010 to fiscal year-end 2011 of each Named Executive Officer’s benefit under the Supplemental Executive Retirement Plan. The present value of the benefit is affected by current earnings, credited years of service, the discount rate used to determine the present value of the benefit, the executive’s age, time until retirement and the age of the executive’s spouse as the potential beneficiary. Because these factors vary by individual, the present value of the benefit increased more for some of the Named Executive Officers than for others. The primary reason for the change in pension value for the Named Executive Officers was a decrease in the discount rate from 5.6% as of the fiscal year ended January 29, 2011 to 4.5% as of the fiscal year ended January 28, 2012. See the Pension Benefits section on page 54 for more information about the Supplemental Executive Retirement Plan.

The amounts reported were calculated using the same interest rate and mortality rate assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements for the fiscal year ended January 28, 2012, included in the Company’s Form 10-K filed with the SEC on March 16, 2012.

Michael Koppel and Daniel Little had account balances in the Executive Deferred Compensation Plan in fiscal year 2011, as shown on page 57. The Company does not offer above market-rate or preferential earnings on deferred compensation, so no amounts for these types of earnings are included in the table.

(g)	All Other Compensation: A detailed description of all other compensation paid to the Named Executive Officers is shown in the table below.

All Other Compensation in Fiscal Year 2011

The following table shows each component of “All Other Compensation” for fiscal year 2011, reported in column (g) of the Summary Compensation Table on page 46, calculated at the aggregate incremental cost to the Company.

	Leadership Benefits				Broad- Based Benefits	Retirement Benefits		Other
Name	Financial Planning Reimburse- ment ($) (a)	Parking ($) (b)	Premium on Additional Medical Insurance ($) (c)	Premium on Life Insurance ($) (d)	Merchandise Discount ($) (e)	401(k) Plan Company Match ($) (f)	Profit Sharing ($) (g)	Aircraft Use ($) (h)	Total ($)
Blake W. Nordstrom	—	—	5,777	357	62,583	9,800	7,350	—	85,867
Michael G. Koppel	4,000	2,770	5,777	297	17,532	9,800	7,350	5,098	52,624
Peter E. Nordstrom	—	—	5,777	332	10,078	9,800	7,350	3,487	36,824
Erik B. Nordstrom	—	—	5,777	332	41,555	9,800	7,350	—	64,814
Daniel F. Little	4,000	2,770	5,777	250	9,966	9,800	7,350	—	39,913

(a)	Financial Planning Reimbursement: The Company offers reimbursement to the Named Executive Officers for tax preparation and financial and estate planning expenses, up to an annual limit of $4,000.

(b)	Parking: The Company offers to pay up to the tax-free limit established by the Internal Revenue Service (“IRS”) toward parking expenses for the Named Executive Officers. This amount was $230 per month during 2011 and was $240 per month in 2012.

(c)	Premium on Additional Medical Insurance: The Company provides health coverage that pays 100% of qualifying out-of-pocket medical, dental and vision expenses that are not reimbursed by other Company-sponsored health plans for the Named Executive Officers and their dependents. The Named Executive Officers are reimbursed up to a calendar year maximum of $10,000 per covered family. The amounts reported are the annual Company-paid premiums for this additional coverage.

(d)	Premium on Life Insurance: The Company provides life insurance to the Named Executive Officers in an amount equal to approximately 1.25 times their base salary. The amounts reported are the annual premiums, which vary based on base salary.

(e)	Merchandise Discount: The Company provides a merchandise discount to the Named Executive Officers of 33% for purchases at Nordstrom full-line stores, nordstrom.com and through our catalogs, and 20% for purchases at Nordstrom Rack stores and our restaurants. A 40% discount is available at certain times of the year on specified merchandise. The merchandise discount provided to the Named Executive Officers is the same level as for all other eligible management and high-performing non-management employees of the Company. The amounts reported are the total discounts the Named Executive Officers received on their Nordstrom purchases during the fiscal year ended January 28, 2012.

(f)	401(k) Plan Company Match: The Company offers a matching contribution on employee 401(k) contributions under the 401(k) Plan & Profit Sharing to the Named Executive Officers. They may defer up to 15% of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the 401(k) component of the Plan, subject to Internal Revenue Code limits. Footnote (a) to the Summary Compensation Table on page 46 notes the amounts the Named Executive Officers contributed to their 401(k) accounts in fiscal year 2011.

Although the matching contribution is discretionary and subject to change, the Company currently matches the executive’s contributions for the Plan year, dollar for dollar, up to 4% of eligible pay. The 2011 calendar year compensation limit for eligible pay was $245,000, as set by the IRS. The maximum Company contribution for each of the Named Executive Officers was $9,800 (4% x $245,000), as reported on page 47.

Contributions under the Plan may be directed to any of 12 customized target retirement date funds or to any of 9 individual investment alternatives, including Common Stock.

(g)	Profit Sharing: Each year, the Board has discretion to make a contribution to the Profit Sharing component of the 401(k) Plan & Profit Sharing. Although the contribution is discretionary, the Board’s target annual Profit Sharing contribution is between 1% and 3% of a participant’s eligible pay (i.e., base salary, performance-based bonus and other taxable wages), depending on the participant’s length of service with the Company. The 2011 calendar year compensation limit for eligible pay was $245,000, as set by the IRS. Based on their years of service, the maximum Company contribution for each of the Named Executive Officers was $7,350 (3% x $245,000), as reported on page 47.

(h)	Aircraft Use: The Company owns two aircraft which it uses for business purposes. On rare occasions, a Named Executive Officer’s guest or family member accompanies the executive on a business trip on the Company’s aircraft as an additional passenger. Only the direct variable costs (i.e., costs the Company incurs solely as a result of the passenger being on the aircraft) are included in determining the aggregate incremental cost to the Company. When the travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive. The Company does not reimburse the Named Executive Officers for taxes incurred as a result of the imputed income.

In fiscal year 2011, Michael Koppel’s spouse and son and Peter Nordstrom’s spouse accompanied them on a business trip. The costs reported are the total direct variable costs associated with the executive’s family members and include meals and the tax deductions the Company was not able to take as a result of the nondeductible portion of the aircraft operating costs.

Grants of Plan-Based Awards in Fiscal Year 2011	The following table discloses the potential range of payouts for:

•

non-equity incentive plan awards granted in fiscal year 2011. These awards are performance-based cash bonuses granted under the Executive Management Bonus Plan as described in the Compensation Discussion and Analysis on page 39; and

•

equity incentive plan awards granted in fiscal year 2011. These awards are performance share units granted under the 2010 Equity Incentive Plan as described in the Compensation Discussion and Analysis on page 41.

The table also discloses:

•	the number, price and grant date fair value of stock options granted under the 2010 Equity Incentive Plan in fiscal year 2011; and

•	the grant date fair value of performance share units granted under the 2010 Equity Incentive Plan in fiscal year 2011.

Name and Award	Grant Date (a)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#) (d)	All Other Option Awards: Number of Securities Underlying Options (#) (e)	Exercise or Base Price of Option Awards ($/Sh) (f)	Grant Date Fair Value of Stock and Option Awards ($) (g)

			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Blake W. Nordstrom
Executive Management Bonus			262,500	1,050,000	2,625,000
Performance Share Unit Award	2/23/2011	2/23/2011				5,769.75	7,693.00	9,616.25				343,031
Stock Option Award	2/25/2011	2/23/2011								70,030	45.49	1,049,750
Michael G. Koppel
Executive Management Bonus			120,000	480,000	1,200,000
Performance Share Unit Award	2/23/2011	2/23/2011				3,276.75	4,369.00	5,461.25				194,814
Stock Option Award	2/25/2011	2/23/2011								39,767	45.49	596,107
Peter E. Nordstrom
Executive Management Bonus			243,750	975,000	2,437,500
Performance Share Unit Award	2/23/2011	2/23/2011				5,358.00	7,144.00	8,930.00				318,551
Stock Option Award	2/25/2011	2/23/2011								65,028	45.49	974,770
Erik B. Nordstrom
Executive Management Bonus			243,750	975,000	2,437,500
Performance Share Unit Award	2/23/2011	2/23/2011				5,358.00	7,144.00	8,930.00				318,551
Stock Option Award	2/25/2011	2/23/2011								65,028	45.49	974,770
Daniel F. Little
Executive Management Bonus			100,000	400,000	1,000,000
Performance Share Unit Award	2/23/2011	2/23/2011				2,844.00	3,792.00	4,740.00				169,085
Stock Option Award	2/25/2011	2/23/2011								34,514	45.49	517,365

(a)	Grant Date: The grant date for stock options is the first open-window trading day that falls on or after the Compensation Committee’s approval of the grant. The grant date for performance share units is the approval date.

(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: The amounts shown report the range of possible cash payouts for fiscal year 2011 associated with established levels of performance under the Executive Management Bonus Plan. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance, as indicated in the Fiscal Year 2011 EBIT Milestones and Achievement table on page 41. Payout is only made if the minimum performance milestone is achieved.

Although the column heading refers to future payouts, the performance-based bonuses have already been earned and paid to the Named Executive Officers. These cash payments are reported in the Summary Compensation Table on page 46, in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Estimated Future Payouts Under Equity Incentive Plan Awards: The numbers shown report the range of potential performance share unit payouts for the three-year performance cycle of the 2011 grant, beginning January 30, 2011 and ending February 1, 2014. Payouts are shown in units at 75%, 100% and 125% of the number of performance share units granted.

(d)	All Other Stock Awards: Number of Shares of Stock or Units: The Company did not grant any Common Stock to the Named Executive Officers during the fiscal year ended January 28, 2012.

(e)	All Other Option Awards: Number of Securities Underlying Options: The numbers shown report the number of stock options granted in fiscal year 2011 to the Named Executive Officers. These stock options vest and become exercisable in four equal annual installments beginning one year from the date of grant. For more information about long-term incentive grant practices, see the Compensation Discussion and Analysis on page 41.

Under the 2010 Equity Incentive Plan, the Compensation Committee may grant different types of equity, including stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units and performance share units. In fiscal year 2011, the Named Executive Officers were granted stock options and performance share units.

(f)	Exercise or Base Price of Option Awards: The exercise price of the stock options granted in fiscal year 2011 of $45.49 is the fair market value at the closing price of Common Stock on the grant date, February 25, 2011.

(g)	Grant Date Fair Value of Stock and Option Awards: The grant date fair value of the stock options and performance share units is calculated in accordance with ASC 718.

The value for performance share units is calculated by multiplying the number of performance share units granted by the closing price of Common Stock on the date of grant, which was $44.59. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met and Nordstrom stock price at the end of the performance cycle.

The value for stock options is calculated by multiplying the number of options awarded by the fair value of an option for the fiscal year 2011 grant, which was $14.99. The Named Executive Officers will only realize value from the stock options if Nordstrom stock price increases above the grant price of $45.49. The actual value received by the Named Executive Officers will be the difference between the stock price at a future date when the stock options are exercised, and the grant price of $45.49.

Outstanding Equity Awards at Fiscal Year-End 2011	The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended January 28, 2012. The table includes unexercised and unvested stock options and performance share units with time remaining in their three-year performance cycles. The vesting schedule for outstanding stock options and additional information about the outstanding performance share units is shown on page 53. Information about the amount of Common Stock beneficially owned by the Named Executive Officers is shown in the Beneficial Ownership Table on page 66.

	Option Awards							Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
	Grant Date	Exercisable	Unexercisable
Blake W. Nordstrom	3/5/2003	87,500	—		8.85	(f)	3/5/2013
	2/25/2004	80,522	—		19.56		2/25/2014
	2/23/2005	67,502	—		26.01		2/23/2015
	2/22/2006	49,048	—		40.27		2/22/2016
	3/1/2007	40,011	—		53.63		3/1/2017
	2/28/2008	38,886	12,961		38.02		2/27/2018
	2/27/2009	59,414	59,414		13.47		2/27/2019
	2/26/2010	19,511	58,535		36.94		2/26/2020
	2/25/2011	—	70,030		45.49		2/25/2021
										16,722.50	811,877
Michael G. Koppel	2/18/2003	87,214	—		8.85		2/18/2013
	2/25/2004	44,286	—		19.56		2/25/2014
	2/23/2005	37,126	—		26.01		2/23/2015
	2/22/2006	28,728	—		40.27		2/22/2016
	3/1/2007	25,150	—		53.63		3/1/2017
	2/28/2008	26,664	8,889		38.02		2/27/2018
	2/27/2009	40,740	40,742		13.47		2/27/2019
	2/26/2010	10,034	30,104		36.94		2/26/2020
	2/25/2011	—	39,767		45.49		2/25/2021
										9,116.00	442,582
Peter E. Nordstrom	2/25/2004	46,012	—		19.56		2/25/2014
	2/23/2005	40,984	—		26.01		2/23/2015
	2/22/2006	31,531	—		40.27		2/22/2016
	3/1/2007	28,007	—		53.63		3/1/2017
	2/28/2008	36,108	12,036		38.02		2/27/2018
	2/27/2009	55,170	55,170		13.47		2/27/2019
	2/26/2010	18,118	54,354		36.94		2/26/2020
	2/25/2011	—	65,028		45.49		2/25/2021
										15,528.50	753,909
Erik B. Nordstrom	2/18/2003	62,296	—		8.85		2/18/2013
	2/25/2004	46,012	—		19.56		2/25/2014
	2/23/2005	40,984	—		26.01		2/23/2015
	2/22/2006	31,531	—		40.27		2/22/2016
	3/1/2007	28,007	—		53.63		3/1/2017
	2/28/2008	36,108	12,036		38.02		2/27/2018
	2/27/2009	55,170	55,170		13.47		2/27/2019
	2/26/2010	18,118	54,354		36.94		2/26/2020
	2/25/2011	—	65,028		45.49		2/25/2021
										15,528.50	753,909
Daniel F. Little	2/25/2004	37,384	—		19.56		2/25/2014
	2/23/2005	33,750	—		26.01		2/23/2015
	2/22/2006	25,225	—		40.27		2/22/2016
	3/1/2007	22,292	—		53.63		3/1/2017
	2/28/2008	23,331	7,777		38.02		2/27/2018
	2/27/2009	35,648	35,649		13.47		2/27/2019
	2/26/2010	8,780	26,341		36.94		2/26/2020
	2/25/2011	—	34,514		45.49		2/25/2021
										7,938.00	385,390

(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options: The Company does not have any outstanding performance-based stock options.

(b)	Number of Shares or Units of Stock That Have Not Vested: None of the Named Executive Officers have outstanding restricted stock awards.

(c)	Market Value of Shares or Units of Stock That Have Not Vested: None of the Named Executive Officers have outstanding restricted stock awards.

(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested: The numbers reported are the outstanding performance share units granted in fiscal years 2010 and 2011. Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2011, 0% of the number of performance share units granted in fiscal year 2010 would have been earned, and 100% of the number granted in fiscal year 2011 would have been earned.

As required to be disclosed, the number of estimated shares reported for the 2010 grant is based on achieving the threshold level of performance, which pays out at 75% of the number granted. The number of estimated shares reported for the 2011 grant is based on achieving the maximum level of performance, which pays out at 125% of the number granted, as shown in the Performance Share Unit Vesting Schedule on page 42. See the Outstanding Equity Awards: Performance Share Units table on page 53 for detailed information about these awards.

(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested: The amounts reported relate to the outstanding performance share units granted in fiscal years 2010 and 2011. Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2011, 0% of the number of performance share units granted in fiscal year 2010 would have been earned, and 100% of the number granted in fiscal year 2011 would have been earned.

As required to be disclosed, the payout values reported are based on achieving the threshold level of performance for the 2010 grant, which pays out at 75% of the number granted, and the maximum level of performance for the 2011 grant, which pays out at 125% of the number granted. The value of estimated payouts has been calculated using the closing price of Common Stock on January 27, 2012, the last market trading day of the fiscal year, of $48.55. See the Outstanding Equity Awards: Performance Share Units table on page 53 for detailed information about these awards.

(f)	2003 Annual Grant for Blake Nordstrom: The Company’s normal practice is for all annual grants to be approved by the Compensation Committee at regularly scheduled Committee meetings. However, the 2003 annual grant for Blake Nordstrom was approved after the regularly scheduled Committee meeting, as the Compensation Committee required additional time to finalize his 2003 compensation package. So that Blake Nordstrom would not receive any advantage with respect to exercise price, his grant was approved with an exercise price equal to the greater of the closing price of Common Stock on the Committee approval date of March 5, 2003, or on February 18, 2003, the date of the annual grant for all other eligible employees. The closing price was higher on February 18, 2003, so the exercise price of Blake Nordstrom’s 2003 annual grant was the same as for all other eligible employees.

Outstanding Equity Awards: Stock Option Vesting Schedule

The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended January 28, 2012. All stock option grants have a four-year vesting schedule of 25% per year and a 10-year term.

Grant Date	Vesting Schedule	Expiration Date
2/28/2008	25% per year with a remaining vesting date of 2/28/2012	2/27/2018
2/27/2009	25% per year with remaining vesting dates of 2/27/2012 and 2/27/2013	2/27/2019
2/26/2010	25% per year with remaining vesting dates of 2/26/2012, 2/26/2013 and 2/26/2014	2/26/2020
2/25/2011	25% per year with vesting dates of 2/25/2012, 2/25/2013, 2/25/2014 and 2/25/2015	2/25/2021

Outstanding Equity Awards: Performance Share Units

The following table shows the detail for the outstanding performance share units that were granted in fiscal year 2010 under the 2004 Equity Incentive Plan and fiscal year 2011 under the 2010 Equity Incentive Plan. The number and value of these outstanding performance share units are shown in columns (d) and (e) of the Outstanding Equity Awards at Fiscal Year-End 2011 table on page 51. These 2010 and 2011 performance share unit grants have one and two years remaining in their three-year performance cycles, respectively. More information about performance share units and long-term incentive grant practices is provided in the Compensation Discussion and Analysis on page 41.

	Three Year Performance Cycle (a)	Estimated Shares (at 75% of the Number Granted for the 2010 Grant and 125% of the Number Granted for the 2011 Grant) (#) (b)	Value of Estimated Payout ($) (c)
Name
Blake W. Nordstrom	1/31/2010 – 2/2/2013 1/30/2011 – 2/1/2014	7,106.25 9,616.25	345,008 466,869
Michael G. Koppel	1/31/2010 – 2/2/2013 1/30/2011 – 2/1/2014	3,654.75 5,461.25	177,438 265,144
Peter E. Nordstrom	1/31/2010 – 2/2/2013 1/30/2011 – 2/1/2014	6,598.50 8,930.00	320,357 433,552
Erik B. Nordstrom	1/31/2010 – 2/2/2013 1/30/2011 – 2/1/2014	6,598.50 8,930.00	320,357 433,552
Daniel F. Little	1/31/2010 – 2/2/2013 1/30/2011 – 2/1/2014	3,198.00 4,740.00	155,263 230,127

(a)	Performance Cycle: The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met and become vested when the results have been certified by the Compensation Committee.

(b)	Estimated Shares: Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2011, 0% of the number of performance share units granted in fiscal year 2010 would have been earned, and 100% of the number granted in fiscal year 2011 would have been earned.

As required to be disclosed, the number of estimated shares reported for the 2010 grant is based on achieving the threshold level of performance, which pays out at 75% of the number granted, and the number of estimated shares reported for the 2011 grant is based on achieving the maximum level of performance, which pays out at 125% of the number granted.

(c)

Value of Estimated Payout: The value of estimated performance share unit payouts is calculated using the closing price of Common Stock on January 27, 2012, the last market trading day of the fiscal year, of $48.55, and a payout at 75% of the number granted for the 2010 grant and 125% of the number granted for the 2011 grant. The payout estimate does not include estimated dividend amounts as the Company does not pay dividends on unvested performance share units.

Option Exercises and Stock Vested in Fiscal Year 2011	The following table provides information for the Named Executive Officers on:

•	the number of shares of Common Stock acquired and value realized from stock option exercises in fiscal year 2011; and

•	the number of shares of Common Stock acquired and value realized from performance share units that vested with respect to fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Blake W. Nordstrom	106,466	3,769,546	19,488	946,142
Michael G. Koppel	57,670	2,169,199	13,363	648,774
Peter E. Nordstrom	52,106	1,842,630	18,096	878,561
Erik B. Nordstrom	62,378	2,320,291	18,096	878,561
Daniel F. Little	18,692	676,509	11,693	567,695

(a)	Value Realized on Exercise: The amount realized equals the aggregate difference between the fair market value of Common Stock on the dates of exercise and the grant prices, multiplied by the number of shares acquired on exercise.

(b)	Number of Shares Acquired on Vesting: The performance share units granted in 2009 vested at 100% of target based on Nordstrom total shareholder return relative to other companies in our peer group, as described in the Compensation Discussion and Analysis on page 42. Therefore, the number of shares acquired on vesting is equal to the number of shares granted.

(c)	Value Realized on Vesting: The amount realized equals the number of shares of Common Stock acquired at vesting, multiplied by $48.55, the closing price of Common Stock on January 27, 2012, the last market trading day of the three-year performance cycle. Vested performance share units are paid in shares of Common Stock or cash at the election of the executives. Prior to vesting, in accordance with the requirements of Internal Revenue Code Section 409A, executives may also elect to defer their vested performance share units into the Executive Deferred Compensation Plan. All of the Named Executive Officers elected to receive 100% of their 2011 payouts in cash.

Pension Benefits	The Supplemental Executive Retirement Plan (“SERP”) is designed to encourage designated executives to stay with Nordstrom throughout their careers and to reward their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement. The Named Executive Officers are eligible for a full SERP benefit at age 58. The full retirement benefit is equal to 1.6% multiplied by final average pay and the executive’s years of credited service, up to a maximum of 25 years. Executives may retire early, between the ages of 53 and 57 with at least 10 years of credited service and with prior approval by the Board, and receive a reduced benefit. The early retirement benefit is reduced 10% for each year that the retirement age is less than 58.

Final average pay is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•	the most recent five years of service; or

•	the entire period of service after the executive’s 53rd birthday.

There is no offset or reduction in the Named Executive Officers’ SERP benefit for Social Security or other Company retirement benefits such as the 401(k) Plan & Profit Sharing.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this benefit depends on the executive’s age and years of credited service at the time of death.

The SERP provides that no benefit will be paid to an executive whose employment is terminated for cause. The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

Information about payment of the SERP benefit related to change in control is provided in footnote (b) to the Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2011 table on page 61.

The SERP is a non-qualified deferred compensation plan. Unlike qualified retirement plans, which are subject to strict funding rules, the Company is not obligated to fund the SERP. However, the Company does set aside funds to assist in the payment of future benefit obligations. See Note 7 in the Company’s Form 10-K filed with the SEC on March 16, 2012 for a discussion of the benefit obligation.

Fiscal Year 2011 Pension Benefits Table	The following table shows the present value of accumulated SERP benefits payable to each of the Named Executive Officers, based on the number of years of service credited under the Plan to each Named Executive Officer and actuarial assumptions consistent with those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. See Note 7 in the Company’s Form 10-K filed with the SEC on March 16, 2012 for a discussion of the benefit obligation and assumptions used.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)	Payments During Last Fiscal Year ($)
Blake W. Nordstrom	Supplemental Executive Retirement Plan	25 years	10,800,378	—
Michael G. Koppel	Supplemental Executive Retirement Plan	22 years	6,570,739	—
Peter E. Nordstrom	Supplemental Executive Retirement Plan	25 years	9,760,602	—
Erik B. Nordstrom	Supplemental Executive Retirement Plan	25 years	8,717,319	—
Daniel F. Little	Supplemental Executive Retirement Plan	12 years	2,322,973	—

(a)	Number of Years Credited Service: The number of years of credited service under the SERP is capped at 25. At one time, the Compensation Committee granted additional years of service to select executives hired mid-career so that they could earn the full 25 years of service by the time they reached the retirement age of 58. Michael Koppel and Daniel Little received this grant of additional years of service and will earn the equivalent of 25 years of service at a retirement age of 58, if they stay with the Company until that time. Ten of Michael Koppel’s 22 years and 2 of Daniel Little’s 12 years are additional years of service. This practice of granting additional years of service was discontinued in 2005.

(b)	Present Value of Accumulated Benefit: The amounts shown are based on a retirement age of 58. Blake, Peter and Erik Nordstrom and Daniel Little are not currently entitled to receive any amounts because such amounts are not vested and the executives are not the minimum retirement age of 53. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, he would be entitled to receive a reduced SERP benefit with a present value as of the end of the fiscal year of $5,574,005, as reported in the Potential Payments Upon Termination or Change of Control table on page 59.

Nonqualified Deferred Compensation	The Company offers the Executive Deferred Compensation Plan (“EDCP”) to designated leadership-level employees, including the Named Executive Officers, with a minimum base salary of $85,000. Under this Plan, a participant may defer up to 100% of base salary in excess of $50,000, up to 100% of an annual performance-based bonus and up to 100% of any vested performance share units (less applicable payroll taxes).

Deferral elections generally are irrevocable and are made in compliance with Section 409A of the Internal Revenue Code. If a participant’s EDCP deferrals cause a reduction in the Company’s 401(k) match or Profit Sharing contribution, the Company may deposit a make-up contribution into the participant’s EDCP account. No other Company contributions or matches are made. The participating Named Executive Officers did not receive make-up contributions in the fiscal year ended January 28, 2012, because the Company’s contributions to their 401(k) Plan & Profit Sharing were not reduced due to any deferrals into the EDCP.

Plan participants may direct their cash deferrals to any of 16 deemed investment alternatives and may change their investment allocations daily. The deemed investment alternatives do not include Common Stock. Gains and losses for cash deferrals are credited to participant accounts daily, based on their investment elections. The value of deferred performance share units is based on the price of Common Stock. The following table shows the investment choices available under the Plan and annual rates of return for the Plan year ended December 31, 2011, as reported by the third-party administrator of the Plan.

Deemed Investment Choices and Returns Under the EDCP

Asset Class	Fund Name	One Year Annualized Average Return for the Plan Year Ended December 31, 2011 (%)
Core Bonds	PIMCO VIT Total Return – Administrative Shares	3.61
International Developed Markets	AllianceBernstein VPS International Value – Class A Shares Fidelity VIP Overseas – Initial Class Invesco V.I. International Growth – Series I Shares	-19.25 -17.16 -6.74
Large Cap Blend	Davis Value Fidelity VIP Index 500 – Initial Class	-4.17 2.04
Large Cap Growth	Janus Aspen Series Forty – Institutional Shares	-6.69
Mid Cap Blend	MainStay VP Mid Cap Core – Initial Class	-2.99
Mid Cap Growth	Janus Aspen Series Enterprise – Institutional Shares	-1.42
Money Market	Fidelity VIP Money Market – Initial Class	0.11
Multi-Asset Domestic	Janus Aspen Series Balanced – Institutional Shares	1.64
Sector	MFS VIT Utilities Series – Initial Class Dreyfus IP Technology Growth – Initial Shares	6.78 -7.78
Small Cap Blend	Royce Small Cap – Investment Class	-3.28
Small Cap Growth	LVIP Baron Growth Opportunities – Service Class	4.02
Specialty Bonds	MainStay VP High Yield Corporate Bond – Initial Class	6.26

Participants in the EDCP may elect to receive scheduled in-service distributions, and annual installments or lump sum distributions at retirement. The distribution elections are made in compliance with Section 409A of the Internal Revenue Code. If participants separate from the Company prior to retirement, their account balances are paid out in a lump sum at termination. In certain types of unforeseeable financial emergencies, such as illness or casualty losses, hardship distributions may be allowed after review by the Plan’s internal Administrative Committee. There have been no hardship distributions since the Plan has been in place.

If a participant dies while employed by the Company, the beneficiary receives in a lump sum:

•	the participant’s undistributed account balance; and

•	two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007.

The death benefit of two times deferrals was an EDCP provision that was originally added to supplement an executive’s life insurance benefit. All eligible employees, including those eligible for the EDCP, have the opportunity to purchase additional life insurance during open enrollment for the Company’s group term life insurance plan. As a result, in 2006 the Board approved a change to discontinue the death benefit of two times deferrals for any deferrals made after December 31, 2007.

The EDCP is a non-qualified deferred compensation plan. Unlike qualified retirement plans, which are subject to strict funding rules, the Company is not obligated to fund the EDCP. However, the Company has set aside funds to pay for future benefit obligations.

Fiscal Year 2011 Nonqualified Deferred Compensation Table	The following table discloses information on nonqualified deferred compensation for the Named Executive Officers under the Company’s EDCP for the fiscal year ended January 28, 2012. The Company’s SERP is also a nonqualified plan. Information regarding benefits payable to Named Executive Officers under the SERP is provided on page 54.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals / Distributions ($) (d)	Aggregate Balance at Last Fiscal Year-End ($) (e)
Blake W. Nordstrom	—	—	—	—	—
Michael G. Koppel	—	—	204,114	—	2,183,178
Peter E. Nordstrom	—	—	—	—	—
Erik B. Nordstrom	—	—	—	—	—
Daniel F. Little	—	—	189,637	—	1,411,594

(a)	Executive Contributions in Last Fiscal Year: None of the Named Executive Officers elected to contribute to the EDCP during the fiscal year ended January 28, 2012.

(b)	Registrant Contributions in Last Fiscal Year: The Company did not make any make-up contributions to the Named Executive Officers’ EDCP accounts during the fiscal year ended January 28, 2012.

(c)	Aggregate Earnings in Last Fiscal Year: The amounts include the total interest or other earnings accrued on the entire EDCP account balances, including deferred performance share units, during the fiscal year ended January 28, 2012.

(d)	Aggregate Withdrawals/Distributions: The Named Executive Officers did not have any withdrawals or distributions from their EDCP accounts during the fiscal year ended January 28, 2012.

(e)	Aggregate Balance at Last Fiscal Year-End: The amounts shown are the total EDCP balances, including earnings on deferrals, as of January 28, 2012. Excluding earnings on deferrals, the amounts shown have been previously disclosed in the Summary Compensation Table in our prior Proxy Statements.

Potential Payments Upon Termination or Change In Control	The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the Named Executive Officers’ employment had terminated on January 28, 2012, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the closing price of Common Stock on January 27, 2012, the last market trading day of the fiscal year, of $48.55. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors.

Employment Agreements

The Company does not have employment agreements with any Nordstrom employees, including the Named Executive Officers. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

Termination Scenarios

The following table shows various termination scenarios that would trigger payments under the Company’s compensation plans.

Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2011

Name and Potential Payment	Death ($)	Disability ($)	Retirement ($)	Termination without Cause ($)	Change in Control ($)
Blake W. Nordstrom
Continued or Accelerated Vesting of Equity Awards (a)	3,237,968	3,237,968	—	—	—
Vested SERP Benefit (b)	3,537,563	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit (c)	—	—	—	—	—
Life Insurance Proceeds (d)	876,000	—	—	—	—
Retiree Health Care Benefit (e)	—	—	—	—	—
Separation Benefit (f)	—	—	—	—	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	7,651,531	3,237,968	—	—	—
Michael G. Koppel
Continued or Accelerated Vesting of Equity Awards (a)	2,064,085	2,064,085	2,064,085	2,064,085	—
Vested SERP Benefit (b)	2,765,818	—	5,574,005	5,574,005	—
Executive Deferred Compensation Plan Survivor Benefit (c)	2,026,920	—	—	—	—
Life Insurance Proceeds (d)	750,000	—	—	—	—
Retiree Health Care Benefit (e)	172,054	397,754	397,754	397,754	—
Separation Benefit (f)	—	—	—	272,140	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	7,778,877	2,461,839	8,035,844	8,307,984	—
Peter E. Nordstrom
Continued or Accelerated Vesting of Equity Awards (a)	3,006,697	3,006,697	—	—	—
Vested SERP Benefit (b)	3,309,570	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit (c)	—	—	—	—	—
Life Insurance Proceeds (d)	813,000	—	—	—	—
Retiree Health Care Benefit (e)	—	—	—	—	—
Separation Benefit (f)	—	—	—	—	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	7,129,267	3,006,697	—	—	—
Erik B. Nordstrom
Continued or Accelerated Vesting of Equity Awards (a)	3,006,697	3,006,697	—	—	—
Vested SERP Benefit (b)	2,796,206	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit (c)	—	—	—	—	—
Life Insurance Proceeds (d)	813,000	—	—	—	—
Retiree Health Care Benefit (e)	—	—	—	—	—
Separation Benefit (f)	—	—	—	—	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	6,615,903	3,006,697	—	—	—
Daniel F. Little
Continued or Accelerated Vesting of Equity Awards (a)	1,804,698	1,804,698	—	—	—
Vested SERP Benefit (b)	745,126	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit (c)	2,378,047	—	—	—	—
Life Insurance Proceeds (d)	626,000	—	—	—	—
Retiree Health Care Benefit (e)	—	—	—	—	—
Separation Benefit (f)	—	—	—	391,520	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	5,553,871	1,804,698	—	391,520	—

(a)	Continued or Accelerated Vesting of Equity Awards: As of the end of fiscal year 2011, the Named Executive Officers had outstanding equity awards under the 1997 Stock Option Plan and the 2004 and 2010 Equity Incentive Plans. Treatment of the awards under various termination scenarios is described below.

Stock Options

Death, Disability, Retirement or Termination without Cause

Except as noted below for stock option grants after 2008, the stock option agreements under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan provide that if a participant’s employment is terminated by reason of death, disability or retirement, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

Beginning with the 2009 stock option grant, the stock option agreements provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

The amounts shown in the table for the Death and Disability termination scenarios include the values, as of the end of fiscal year 2011, of unvested stock options that would continue to vest or immediately vest and be exercisable during the period ending four years after termination.

The amounts shown in the table for the Retirement and Termination without Cause termination scenarios for Michael Koppel include the value, as of the end of fiscal year 2011, of unvested stock options that would continue to vest and be exercisable during the period ending four years after termination. Michael Koppel is the only Named Executive Officer who would qualify for this continued vesting upon retirement as of the end of the fiscal year since he has reached the minimum retirement age of 53 with at least 10 years of service.

Beginning with the 2008 stock option grant, if, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.

Change in Control

Although the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards under the 2004 Equity Incentive Plan, the terms of that Plan provide the Compensation Committee with discretion to determine at the time of granting stock options or thereafter, that stock options will become immediately exercisable in the event of a change in control of the Company. Generally, a change in control occurs upon:

•	the merger or consolidation of the Company with or into another entity;

•	the sale, transfer or other disposition of all or substantially all the Company’s assets;

•	a change in composition of 50% or more of the Board; or

•

any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 25% of the total voting power of the Company’s outstanding voting securities.

Under the 2010 Equity Incentive Plan, accelerated vesting is allowed only in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company.

Performance Share Units

Death, Disability, Retirement or Termination without Cause

The 2010 performance share unit agreement under the 2004 Equity Incentive Plan and the 2011 performance share unit agreement under the 2010 Equity Incentive Plan provide that if the participant’s employment is terminated before the end of a performance cycle by reason of death, disability or retirement, the participant, or participant’s beneficiary, will be entitled to a prorated payment, based on the period of time the executive worked during the performance cycle, with respect to any performance share units granted more than six months prior to termination that were earned during the performance cycle.

The amounts shown in the table include the value of unvested performance share units that would be prorated and paid as a lump sum at the end of the performance cycle in the event of the Named Executive Officer’s death or disability, assuming the performance conditions were met. In the case of Michael Koppel, because he has met the minimum retirement age of 53 with at least 10 years of service, these amounts would also be payable in the event of his retirement or termination without cause, assuming the performance conditions were met. Both the 2010 and 2011 grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2011, 0% of the number of performance share units granted in fiscal year 2010 would have been earned and 100% of the number granted in fiscal year 2011 would have been earned. Therefore, the amounts in the table are based on no payout for the 2010 grant, and a payout at 100% of the prorated number for the 2011 grant.

If, during the term of any outstanding performance cycles and regardless of whether the executive is then employed by the Company, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding portions of the performance share unit awards will be automatically forfeited.

Change in Control

As with the option awards under the 2004 Equity Incentive Plan described on page 60 under Change in Control, the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their performance share units awarded under the 2004 Equity Incentive Plan. However, the Compensation Committee has discretion to determine at the time of grant or thereafter, that all or a portion of the performance share units will become vested in the event of a change in control of the Company. The Compensation Committee may also make this determination in the event the executive is subject to an involuntary termination after a change in control.

As stated on page 60 under Change in Control, under the 2010 Equity Incentive Plan, accelerated vesting is allowed only in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company.

(b)	Vested SERP Benefit: The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for their life after the executive’s death, as described in the Pension Benefits section on page 54.

Death

The amounts shown for the Death termination scenario are the present value of the 50% survivor annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age of 53, or the executive’s actual age, if older, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit if the date of death preceded the executive’s earliest retirement age of 53.

Retirement or Termination without Cause

The amounts shown in the table for the Retirement and Termination without Cause termination scenarios for Michael Koppel are the present value of his reduced SERP benefit, payable in semi-monthly installments, assuming the payments would begin as of the end of fiscal year 2011. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, he would be entitled to receive a reduced SERP benefit, as described in the Pension Benefits section on page 54.

Change in Control

No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s retirement age of 58, the benefit would be paid as a reduced early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived. Assuming the earliest retirement age without benefit reduction for age or service, the present value of this benefit at fiscal year end would be as shown in the Fiscal Year 2011 Pension Benefits Table on page 55, column (b), “Present Value of Accumulated Benefit.”

The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

(c)	Executive Deferred Compensation Plan Survivor Benefit: Under the EDCP, if a participant dies while employed by the Company, the beneficiary receives the participant’s undistributed account balance plus two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007. The pre-retirement death benefit is paid in a lump sum.

The amounts shown are the death benefits equal to 2.0 times Michael Koppel’s and Daniel Little’s deferrals made through December 31, 2007. The amounts do not include Michael Koppel’s and Daniel Little’s undistributed account balances of $2,183,178 and $1,411,594, respectively. Their beneficiaries are entitled to receive these account balances in the event of their deaths, but the amounts are not shown in this table as they are already shown in the Fiscal Year 2011 Nonqualified Deferred Compensation Table on page 57, column (e), “Aggregate Balance at Last Fiscal Year-End.”

(d)	Life Insurance Proceeds: The Company provides life insurance for the Named Executive Officers of approximately 1.25 times annual base salary.

The amounts reported in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (d) in the All Other Compensation in Fiscal Year 2011 table on page 47.

(e)	Retiree Health Care Benefit: The Company provides continued health care coverage for the Named Executive Officers if they separate from the Company after age 53 with at least 10 years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. The Named Executive Officers would be covered under the Nordstrom health plan and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse after the executive’s death.

Death, Disability, Retirement or Termination without Cause

The amount in the table for Michael Koppel is the present value of the health care cost that would be payable by the Company if he had separated on the last day of the fiscal year. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement. Assumptions used in determining these amounts include a discount rate of 4.50% and the RP2000 Mortality table (sex distinct, projected to 2018 for white-collar healthy annuitants).

An executive who is terminated for cause is not eligible to receive the Retiree Health Care benefit.

(f)	Separation Benefit: Under the Leadership Separation Plan, Michael Koppel and Daniel Little are eligible to receive benefits upon involuntary termination of employment by the Company, other than for cause (e.g., acts of dishonesty, negligence, discrimination or harassment, or any violation of law or of the Company’s policies or performance standards). The benefits are based on leadership level and years of service, and for the eligible Named Executive Officers, include:

•

lump sum cash separation payment of one month of base salary per year of service, with a minimum of 6 months up to a maximum of 24 months of base salary, reduced by an amount equal to the participant’s gross monthly SERP benefit multiplied by the number of months used to calculate the separation payment;

•

lump sum cash payment representing the cost of the Company-paid portion of the employee’s currently elected health coverage for 12 months, unless the employee is eligible for and elects the Retiree Health Care benefit as described in footnote (e) on page 62; and

•	up to six months of outplacement services.

The potential separation benefits for the Named Executive Officers are shown below.

Name	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Blake W. Nordstrom	—	—	—	—
Michael G. Koppel	266,540	—	5,600	272,140
Peter E. Nordstrom	—	—	—	—
Erik B. Nordstrom	—	—	—	—
Daniel F. Little	375,000	10,920	5,600	391,520

Michael Koppel’s separation payment shown above is reduced by an amount equal to his early retirement gross monthly SERP benefit multiplied by the number of months used to calculate his separation payment. No amount is included for the Company-paid portion of medical benefits as it is assumed he would elect the Company’s Retiree Health Care benefit.

Under the Leadership Separation Plan, the Company may provide the executive with additional separation benefits, in cash or in kind, to assist the executive in the transition from active employee status. To receive any benefits under the Leadership Separation Plan, the Named Executive Officer must sign a release in which the executive agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company.

(g)	Executive Management Bonus: The performance period under the Executive Management Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired during the fiscal year, the Compensation Committee would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award.

Compensation Risk Assessment	The Compensation Committee oversees an extensive review of the Company’s pay-for-performance philosophy, the make up and balance of elements in the compensation package and the alignment of plans with shareholder interests to ensure these practices do not pose a material adverse risk to the organization. The review is conducted every other year as underlying programs and practices are generally consistent over time. The review for fiscal year 2010 concluded with the following perspectives:

•

The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has served our stakeholders, and in particular, our shareholders, well. The strength of this alignment is regularly reviewed and monitored by the Committee.

•

Overall, the Company, by the very nature of being a fashion specialty retailer, is not engaged in activities, in part or as a whole, that are high risk. The Company has systems in place to identify, monitor and control risks and individuals, making it difficult for a single individual or a group of individuals to expose the Company to material risk.

•

Our compensation program rewards both short-term and long-term performance. Company results are team oriented rather than individually focused and tied to measurable factors that are both transparent to shareholders and drivers of their returns.

•

The compensation program balances the importance of achieving critical short-term objectives with a focus on realizing long-term strategic priorities. Strong stock ownership guidelines are in place for Company leaders, and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.

•	The Committee is actively engaged in establishing compensation plans, monitoring these plans during the year and using discretion in making rewards, as necessary.

•

The Company has active and engaged oversight systems in place. The entire Board is aware of the compensation program, as established and approved by the Committee. The Audit Committee and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting, which is in place to provide strong, timely insight into the performance of the Company.

As a result of this review, the Committee believes that the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plans

The following table provides information as of the fiscal year ended January 28, 2012 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3)
Equity compensation plans approved by the Company’s shareholders (a)	14,977,365(b)	$32	14,016,285(c)
Equity compensation plans not approved by the Company’s shareholders	—	—	—
Total	14,977,365	$32	14,016,285

(a)	These Plans consist of the 2010 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)	This number includes 112,383 of deferred Director awards, and 186,382 related to deferred performance share units.

(c)	Includes 9,269,704 shares from the 2010 Equity Incentive Plan, 4,140,255 shares from the Employee Stock Purchase Plan and 606,326 shares from the 2002 Nonemployee Director Stock Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership and Guidelines	In order to better align their interests with the interests of our shareholders, the Company encourages ownership of Common Stock by its Directors, officers and employees.

The Company has adopted specific stock ownership guidelines for our executives, described on page 44, as well as our Directors.

The Director Stock Ownership Policy, as amended in August 2011, requires each Director, within five years of joining the Board, to own Common Stock having a value of seven times the annual aggregate Director cash retainer fee of $60,000. Under this policy, Directors are currently required to own Common Stock having a value of at least $420,000 by their fifth anniversary of joining the Board. As of March 9, 2012, each Director nominated for election at the Annual Meeting had either satisfied these ownership guidelines or had time remaining to do so.

Beneficial Ownership Table	The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than five percent of the outstanding shares of Common Stock, by our Directors, the Named Executive

Officers, and by all Directors and executive officers of the Company as a group. Except as otherwise noted, all information is as of March 9, 2012.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
Bruce A. Nordstrom (a) 1617 Sixth Avenue Seattle, Washington 98101-1707	27,694,012	13.32
Anne E. Gittinger (b) 1617 Sixth Avenue Seattle, Washington 98101-1707	15,470,812	7.44
Blake W. Nordstrom (c)	2,662,867	1.28
Erik B. Nordstrom (d)	2,461,771	1.18
Peter E. Nordstrom (e)	2,439,086	1.17
Michael G. Koppel (f)	417,738	*
Daniel F. Little (g)	274,483	*
Enrique Hernandez, Jr. (h)	80,300	*
Robert D. Walter (i)	65,183	*
Alison A. Winter (j)	50,213	*
Philip G. Satre (k)	31,759	*
Phyllis J. Campbell (l)	22,823	*
Robert G. Miller (m)	18,823	*
Felicia D. Thornton (n)	5,889	*
B. Kevin Turner (o)	5,339	*
Michelle M. Ebanks (p)	2,874	*
Directors and executive officers as a group (28 persons) (q)	10,292,836	4.89

*	Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Bruce A. Nordstrom’s amount and nature of beneficial ownership includes:
•	10,607,514 shares owned by him directly, of which 962,000 shares are pledged as collateral for loans;
•	1,833 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events;

•	236,776 shares owned by his wife individually;
•	10,602,949 shares held by trusts of which he is a trustee and beneficiary; and
•

6,244,940 shares held by trusts of which he is a co-trustee and for which he has shared voting and dispositive power. Mr. Nordstrom is a contingent remainderman with respect to these trusts, but disclaims any beneficial ownership with respect to the shares of Common Stock held in the trusts.

(b)	Anne E. Gittinger’s amount and nature of beneficial ownership includes:
•	13,844,460 shares owned by her directly;
•	4,168 shares held by her in the Company’s 401(k) Plan & Profit Sharing;
•	1,555,200 shares held by a trust of which she is a trustee and beneficiary; and
•	66,984 shares held individually by her husband, D. Wayne Gittinger.

Does not include:
•

5,501,520 shares held by a trust of which she is the beneficiary, but over which she holds no voting or investment power and which are reported as beneficially owned by her brother, Bruce A. Nordstrom.

(c)	Blake W. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,619,384 shares owned by him directly, of which 625,000 shares are pledged as collateral for loans;
•	72,278 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	522,080 shares that may be acquired by him through stock options exercisable within 60 days after March 9, 2012;
•	375,966 shares owned by his wife individually;
•	60,124 shares held by trusts of which he is a trustee;
•	1,061 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership; and
•	11,974 shares held in a custodial account, of which he is the custodian.

(d)	Erik B. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,896,009 shares owned by him directly, of which 457,582 shares are pledged as collateral for loans;
•	18,674 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	361,074 shares that may be acquired by him through stock options exercisable within 60 days after March 9, 2012;
•	40,986 shares owned by his wife individually;
•	80,946 shares held by trusts of which he is the trustee; and
•	64,082 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(e)	Peter E. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,829,312 shares owned by him directly, of which 230,000 shares are pledged as collateral for loans;
•	23,848 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	329,926 shares that may be acquired by him through stock options exercisable within 60 days after March 9, 2012;
•	151,939 shares owned by his wife individually;
•	349 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing;
•	22,870 shares held by trusts of which he is the trustee; and
•	80,842 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(f)	Michael G. Koppel’s amount and nature of beneficial ownership includes:
•	38,593 shares owned by him directly;
•	24,132 non-voting stock units held under the Company’s Executive Deferred Compensation Plan;
•	5,836 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	349,177 shares that may be acquired by him through stock options exercisable within 60 days after March 9, 2012.

(g)	Daniel F. Little’s amount and nature of beneficial ownership includes:
•	18,266 shares owned by him directly;
•	22,246 non-voting stock units held under the Company’s Executive Deferred Compensation Plan;
•	4,552 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	229,419 shares that may be acquired by him through stock options exercisable within 60 days after March 9, 2012.

(h)	Enrique Hernandez, Jr.’s amount and nature of beneficial ownership includes:
•	8,007 shares owned by him directly; and
•	72,293 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

Does not include:
•

200,000 non-voting stock appreciation units granted to Mr. Hernandez for his services as Lead Director during the period of 2000 to 2003 under the Directors Deferred Compensation Plan. The stock appreciation units are convertible at any time upon his election or when he ceases to be a member of the Board into a dollar amount equal to the difference in the value of a share of Common Stock on the date the stock appreciation unit was awarded ($8.03 as to 50,000 stock appreciation units, $10.04 as to 75,000 stock appreciation units and $9.11 as to another 75,000 stock appreciation units) and the value of a share of Common Stock on the date the stock appreciation unit is converted. These stock appreciation units are not convertible into Common Stock.

(i)	Robert D. Walter’s amount and nature of beneficial ownership includes:
•	54,926 shares owned by him directly; and
•	10,257 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(j)	Alison A. Winter’s amount and nature of beneficial ownership includes:
•	27,925 shares owned by her directly;
•	19,410 shares held by a trust, of which she and her husband are trustees and beneficiaries;
•	1,339 shares held by her son in an account, over which she shares investment power;
•	1,339 shares held by her daughter in an account, over which she shares investment power; and
•	200 shares held by her husband in a retirement account, over which she shares investment power.

(k)	Philip G. Satre’s amount and nature of beneficial ownership includes:
•	19,620 shares held by a family trust, of which he is a trustee and beneficiary; and
•	12,139 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(l)	Phyllis J. Campbell’s amount and nature of beneficial ownership includes:
•	12,848 shares owned by her directly; and
•	9,975 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.

(m)	Robert G. Miller’s amount and nature of beneficial ownership includes:
•	18,823 shares owned by him directly.

(n)	Felicia D. Thornton’s amount and nature of beneficial ownership includes:
•	4,118 shares owned by her directly; and
•	1,771 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.

(o)	B. Kevin Turner’s amount and nature of beneficial ownership includes:
•	5,339 shares owned by him directly.

(p)	Michelle M. Ebanks’ amount and nature of beneficial ownership includes:
•	2,874 shares owned by her directly.

(q)	Collectively, the combined amount and nature of beneficial ownership for the Directors and all executive officers include:
•	6,324,599 shares owned directly;
•	1,094,086 shares owned by spouses and trusts of which the respective Director or executive officer is a trustee, or a trustee and beneficiary;
•	106,435 non-voting stock units held by participating Directors under the Directors Deferred Compensation Plan;
•	83,524 non-voting stock units held by participating executive officers under the Company’s Executive Deferred Compensation Plan;
•	185,662 shares held by participating executive officers and their eligible spouses in the Company’s 401(k) Plan & Profit Sharing; and
•	2,498,530 shares that may be acquired by the Directors and executive officers as a group through stock options exercisable within 60 days after March 9, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance	Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 28, 2012 all of our Directors, executive officers and owners of in excess of 10% of Common Stock complied with the filing requirements of

Section 16(a) of the Exchange Act, except that B. Kevin Turner and Laurie M. Black each filed one late Form 4 due to an administrative error.

Certain Relationships and Related Transactions

Review and Approval Process

We maintain policies and procedures regarding the identification, review and approval of related party transactions. Our Employee Code of Business Conduct and Ethics and the Directors’ Code of Business Conduct and Ethics require all employees, including executive officers and Directors, respectively, to report actual or potential conflicts of interest to our Corporate Governance and Nominating Committee. That Committee’s Charter gives it the authority to review and approve or disapprove any transactions involving Directors, nominees for director, executive officers, an immediate family member (as defined under applicable SEC rules) of such persons, or the holders of five percent or more of our stock (each a “Related Party”) which would be required to be disclosed under the applicable rules of the SEC. Directors and executive officers are required to present to the Committee specific information of a proposed transaction with a Related Party. When considering a transaction, the Committee will review all relevant factors including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the Committee will approve or ratify the transaction only if the Committee determines that the transaction will result in a net benefit to the Company and our shareholders. No member of the Committee participates in any approval of a Related Party transaction in which the member has a material interest, other than to provide all pertinent information regarding the transaction to the Committee.

Related Party Transactions

The following section describes all Related Party transactions reviewed and approved by the Corporate Governance and Nominating Committee under the policy described above. Specifically, listed below are all transactions:

•	since the beginning of the fiscal year ended January 28, 2012;

•	in which the Company or any of its subsidiaries was or is to be a participant;

•	in which the amount involved exceeded or exceeds $120,000; and

•	in which a Related Party had or will have a direct or indirect material interest.

Aircraft Dry Lease. During the fiscal year ended January 28, 2012, the Company leased aircraft from JBW Aircraft Leasing Company, Inc. (“JBW”). The shareholders of JBW are John N. Nordstrom (a retired Director and Co-Chairman of the Company), Bruce A. Nordstrom (a retired Director and Co-Chairman of the Company, father of executive officers Blake, Peter and Erik Nordstrom and a beneficial owner of more than 5% of Common Stock) and D. Wayne Gittinger (a retired Director and the spouse of Anne E. Gittinger, a beneficial owner of more than 5% of Common Stock). The material terms of the lease arrangement are as follows:

•	the Company paid JBW a rate of $3,257 per hour of use of JBW’s aircraft; and

•	this arrangement is a “dry” lease, meaning that the Company provides or obtains its own fuel, crew and maintenance while using the leased aircraft.

During the fiscal year, the Company used the JBW aircraft a total of 56.3 hours and paid JBW $183,369.

Rent and Maintenance, Pilot and Administrative Services. During the fiscal year ended January 28, 2012, the parties listed in the following table paid the Company for maintenance services, pilot services, management fees, and other miscellaneous fees related to the operation and maintenance of those parties’ personal aircraft. In addition, JBW paid the Company for hangar rent as shown in the following table. In each case, the payments exceeded the estimated cost to the Company of providing those services and were based on a survey conducted in October 2010 of market rates for maintenance services, pilot services, management fees and hangar rent available from independent third parties. Included on the JBW line item for Pilot Services for use of JBW’s aircraft is $3,681 paid by Blake W. Nordstrom who is not a shareholder of JBW.

Party/Aircraft	Amounts Paid to the Company for Maintenance, Pilot and Administrative Services ($)	Amounts Paid to the Company for Hangar Rent ($)	Amounts Paid to the Company for Miscellaneous Costs ($)
JBW	332,175	69,300	42,117
M&B Beaver, LLC Owned by Blake W. Nordstrom (President of the Company) and his wife	54,528	—	1,034
247N, LLC (a) Partially owned by Blake W. Nordstrom	947	—	139
JD Plane, LLC Owned by James F. Nordstrom, Jr. (an Executive Vice President of the Company) and J. Daniel Nordstrom (brother of James F. Nordstrom, Jr.)	29,227	—	2,410
TB Plane, LLC Owned by Sally A. Nordstrom (mother of James F. Nordstrom, Jr.)	21,068	—	1,005

(a)	Maintenance, pilot and administrative services ceased in August 2011.

Property Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to Hangar Three LLC (“LLC”) without affecting the Company’s flight operations. LLC is owned by Blake W. Nordstrom, James F. Nordstrom, Jr. and John N. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. The hangar improvements are required to be surrendered to the Company upon expiration or termination of the sublease. The material terms of the sublease are as follows:

•

the term of the sublease ends in July 2020, but the Company has the right to terminate it at any time upon 90 days’ notice to LLC, and payment to LLC of the unamortized portion of the construction cost of the hangar;

•

LLC pays the Company a monthly base rent and estimated real estate tax in the form of reimbursement to the Company of its pro-rata share of ground rent paid by the Company under the primary lease with King County, currently $10,626 per month;

•

LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro-rata share of maintenance costs of the common areas, currently $900 per month, plus a monthly management fee of $135;

•

LLC paid a one-time security deposit in August 2007 in the amount of $10,463, plus an additional sum of $6,069 was paid in August 2009 to increase the security deposit amount to the required two times the current base rent.

In total, LLC paid the Company rent of $127,243 during the fiscal year ended January 28, 2012.

Legal Services. D. Wayne Gittinger, a shareholder at Lane Powell PC, is the husband of Anne E. Gittinger, a beneficial owner of more than 5% of the Company’s Common Stock. Lane Powell PC served as the Company’s outside counsel during the fiscal year ended January 28, 2012 and was paid an aggregate of $1,821,599 for its services. This compensation arrangement is comparable to that of other legal firms providing professional services to the Company.

APPENDIX A

AMENDED AND RESTATED

NORDSTROM, INC.

EXECUTIVE MANAGEMENT BONUS PLAN

Effective January 29, 2012

ARTICLE I

Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing incentives to the Company’s leadership employees for positively influencing the Company’s business results. The mechanism for providing incentives under this Plan is Performance Bonus Awards. The specific group of employees eligible for these awards are those individuals designated by the Company’s Board of Directors as being executive officers of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Performance Bonus Awards are designed to create alignment between the Company’s business strategy and operating performance while preserving for the benefit of the Company the federal income tax deduction for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II

Definitions

2.1 “Base Salary” means, in relation to a Performance Period, the Participant’s base salary established for the Performance Period, as reflected in the payroll records of the Company and its subsidiaries.

2.2 “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company. For purposes of administration of the Plan, the Compensation Committee shall consist solely of two or more outside directors, as required by Section 162(m). For purposes of this Section 2.2, a director is an “outside director” if he or she:

(a) is not a current employee of the Company (or related entities);

(b) is not a former employee of the Company (or related entities) who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan);

(c) was not an officer of the Company (or related entities) at any time; and

(d) is not currently receiving compensation for personal services in any capacity (e.g., for services as a consultant) other than as a director.

2.3 “Cause” means misconduct by the Participant, including without limitation any of the following, as determined by the Compensation Committee in the exercise of its discretion:

(a) the Participant’s breach of a duty to the Company in the course of his or her employment involving fraud, dishonesty, or disloyalty;

(b) conduct by the Participant that is detrimental, monetarily or otherwise, to the Company or any of its subsidiaries, or reflects unfavorably on the Company or any of its subsidiaries or on the Participant;

(c) the Participant’s failure to comply with or to enforce the Company’s or any of its subsidiaries’ employment policies;

(d) the Participant’s repeated insubordination;

(e) the Participant’s failure to devote his or her full working time and best efforts to performance of his or her duties to the Company or its subsidiaries; or

(f) the Participant’s conviction of, or entry into a plea agreement or similar arrangement with respect to, a felony, other serious criminal offense, or violation of state or federal securities laws.

2.4 “Covered Employee” means a Participant who is, or is expected to be, a “covered employee” within the meaning of Section 162(m) with respect to the Performance Period in which the Participant is granted a Performance Bonus Award.

2.5 “Disability” shall have the same meaning prescribed to that term under the Nordstrom, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009.

2.6 “Participant” means an individual who, with respect to any fiscal year of the Company, has been designated by the Company’s Board of Directors as being an executive officer of the Company for purposes of Section 16 of the Exchange Act for all or some portion of such fiscal year.

2.7 “Performance Bonus Award” means an incentive compensation award under the Plan.

2.8 “Performance Measure” refers to the performance measures discussed in Section 4.1 of the Plan.

2.9 “Performance Milestone” means an objective level of performance with respect to a Performance Measure, the achievement of which may determine the degree of payout of a Performance Bonus Award.

2.10 “Performance Period” means the fiscal year of the Company, or a shorter period within the fiscal year of the Company that the Compensation Committee may prescribe for a Participant or group of Participants.

2.11 “Plan” means this Nordstrom, Inc. Executive Management Bonus Plan.

2.12 “Section 162(m)” means Code Section 162(m) and applicable Treasury Regulations thereunder, both as may be amended from time to time.

2.13 “Retirement” shall have the same meaning prescribed to that term under the Nordstrom, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009.

2.14 “Superior Bonus Opportunity” means the percentage of a Participant’s Base Salary, or predetermined dollar amount, that may be awarded to the Participant upon achievement of the requisite level of performance with respect to a Performance Measure specified for Superior Performance during a Performance Period.

2.15 “Superior Performance” means the level of performance with respect to a Performance Measure, achievement of which will result in the Participant achieving the Superior Bonus Opportunity.

2.16 “Target Bonus Opportunity” means the percentage of a Participant’s Base Salary, or predetermined dollar amount, that may be awarded to a Participant upon attainment of the requisite level of performance with respect to a Performance Measure specified for Target Performance during a Performance Period.

2.17 “Target Performance” means the level of performance with respect to a Performance Measure, achievement of which will result in the Participant achieving the Target Bonus Opportunity.

2.18 “Threshold Bonus Opportunity” means the percentage of a Participant’s Base Salary, or predetermined dollar amount, that may be awarded to a Participant upon achievement of the requisite level of performance with respect to a Performance Measure specified for Threshold Performance during a Performance Period.

2.19 “Threshold Performance” means the level of performance with respect to a Performance Measure, achievement of which will result in the Participant achieving the Threshold Bonus Opportunity. For purposes of the Plan, Threshold Performance is the minimum level of performance which must be achieved by a Participant in order to receive payment of a Performance Bonus Award.

ARTICLE III

Eligibility

3.1 Eligible Employees. Eligibility for the Plan is limited to individuals meeting the definition of Participant hereunder. The Compensation Committee may further limit eligibility for this Plan.

3.2 Employment Requirement. Except as provided under Article IV of the Plan, or as otherwise provided by the Compensation Committee, a Participant is required to be an employee of the Company on the last day of the Performance Period in order to remain eligible for a Performance Bonus Award. Notwithstanding anything to the contrary, a Participant whose employment is terminated for Cause after the last day of the Performance Period but before payment of a Performance Bonus Award shall not be eligible any Performance Bonus Award that otherwise would have been payable.

ARTICLE IV

Grant and Evaluation of Performance Bonus Awards

4.1 Selection of Performance Bonus Opportunities. Within the first ninety (90) days of the designated Performance Period (or if the Performance Period is less than twelve (12) months, the number of days that is equal to twenty-five percent (25%) of the Performance Period) or such shorter period as required to comply with the requirements of Section 162(m), the Compensation Committee will select for each Participant the Threshold Bonus Opportunity, Target Bonus Opportunity, and Superior Bonus Opportunity underlying each Participant’s Performance Bonus Award, the terms and provisions of which shall be evidenced in a written statement as authorized by the Compensation Committee and issued to the Participant, subject to the provisions of this Plan, including but not limited to Sections 4.2 and 4.6.

4.2 Selection of Performance Milestones and Measures. Concurrent with the selection of performance bonus opportunities referenced in Section 4.1, the Compensation Committee will select the Performance Measures and Milestones which will be used in connection with each Participant’s performance bonus opportunities. Performance Milestones will be objectively measurable, set forth in the written statement referenced above in Section 4.1, and based upon the achievement of a specified percentage or quantitative level in one or more of the following Performance Measures:

(a) the Company’s shareholder return as compared to any designated industry or other comparator group;

(b) the trading price of the Company’s common stock;

(c) the results of operations, such as sales, earnings, net income (before or after taxes), cash flow, return on assets, same-store sales, economic profit, or return on investment (including return on equity or return on invested capital);

(d) earnings before or after taxes, interest, depreciation and/or amortization, and including/excluding capital gains and losses;

(e) other financial results, such as profit margins, operational efficiency, expense reduction, or asset management goals; and

(f) the internal or external market share of a product or line of products.

The Performance Measures may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular Participant, department, business unit, subsidiary, or other segment to which a particular Participant is assigned. The Compensation Committee may establish different Performance Measures and Milestones for individual Participants or groups of Participants. For each Participant, each Performance Measure will be weighted to reflect its relative significance to the Company for the Performance Period.

Except as otherwise specified in the written statement referenced above in Section 4.1, applicable results from Performance Measures shall be adjusted to exclude the following items that occur during a given Performance Period:

(i)	Extraordinary, unusual or non-recurring items of gain or loss;

(ii)	Gains or losses on the disposition of a business, a segment of a business, or significant assets outside the ordinary course of business;

(iii)	Changes in tax or accounting standards, principles, regulations or laws;

(iv)	The effect of a merger or acquisition, including all financial results derived therefrom during the period from the merger or acquisition date through the end of the Performance Period in which the merger or acquisition occurred;

(v)	Gains or losses due to non-cash adjustments which relate to the valuation of long-term assets rather than current-year performance (including but not necessarily limited to gain or loss recognized for store closures, lease terminations, pension adjustments and mark to market adjustments); and

(vi)	The impact of other similar occurrences outside of the Company’s core, on-going business activities (including but not necessarily limited to litigation or tax reserves, financing activities, foreign exchange rate fluctuations and restructuring charges).

In all other respects, Performance Measures shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles (GAAP), or under a non-GAAP methodology established by the Compensation Committee prior to the issuance of a Performance Bonus Award. The method of calculating performance measurements shall be consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion & Analysis section of the Company’s Annual Report.

Notwithstanding the foregoing, for any Participant, Performance Measures and Milestones as set forth in the written statement referenced above in Section 4.1 for a given Performance Period may be modified or clarified as deemed appropriate by the Committee, in writing, within the first ninety (90) days of the Performance Period so long as such modified Performance Measures and Milestones remain objectively measurable.

4.3 Evaluation of Performance. After the end of each Performance Period, the Compensation Committee will evaluate the performance of each Participant by comparing each Participant’s actual performance to the Threshold Performance, Target Performance, and Superior Performance. The Compensation Committee will certify in writing the degree of achievement of each Performance Milestone by each Participant. Approved minutes of the Compensation Committee meeting in which the certification is made will be treated as adequate written certification.

4.4 Calculation of Performance Bonus Award. After the end of each Performance Period, the Compensation Committee will approve the amount of a Participant’s Performance Bonus Award for the Performance Period, applying the actual performance certified under Section 4.3 to the Performance Bonus Awards established under Sections 4.1 and 4.2. With respect to Performance Bonus Awards granted to Covered Employees, the Compensation Committee may, in its absolute discretion, reduce or eliminate (but may not increase) the Performance Bonus Award based upon factors that the Compensation Committee deems relevant. With respect to Performance Bonus Awards granted to Participants who are not Covered Employees, the Compensation Committee may, in its absolute discretion, increase, reduce or eliminate the Performance Bonus Award based upon factors that the Compensation Committee deems relevant. A Participant has no legal entitlement or expectation to receive a Performance Bonus Award unless and until the Compensation Committee has certified the Performance Bonus Award. No amounts shall be paid to a Participant under a Performance Bonus Award prior to the Compensation Committee’s certification under Section 4.3 above that actual performance satisfies the applicable Performance Measures and Milestone set forth in the Participant’s written Performance Bonus Award.

Moreover, except in the case of the Participant’s death, Disability or Retirement prior to the end of a Performance Period, a Participant also must remain employed as of the end of the Performance Period in order to be eligible to receive payment of a Performance Bonus Award to such Participant. The Compensation Committee has the sole and exclusive discretion for determining whether and when, and in what amounts, Participants will remain eligible for the payment of their Performance Bonus Award in the event, for example, of such employee’s death, Disability, or Retirement. Where the Compensation Committee exercises its discretion to pay a Performance Bonus Award to a Participant who has terminated employment due to death, Disability or Retirement, and where the Compensation Committee has certified that the actual performance requirements have been met with respect to such Performance Bonus Award under Section 4.3, such Performance Bonus Award will be paid at the same time such bonuses are paid to Participants who remain employed by the Company and, in no event, will such amounts be paid later than the end of the calendar year in which such amounts first became payable.

Moreover, any Performance Bonus Award payable to a Participant whose employment terminated during the Performance Period on account of death, Disability or Retirement shall be pro-rated to reflect the portion of the Performance Period during which the Participant was actually employed by the Company. For the avoidance of doubt, the Compensation Committee’s exercise of discretion under this Section 4.4 to increase or decrease an amount payable as a Performance Bonus Award shall not result in the increase of amounts payable as Performance Bonus Awards for any Covered Employees.

4.5 Absolute Limit on Amount of Award. Notwithstanding any other provision of the Plan, the maximum Performance Bonus Award payable to any Participant for a Performance Period that is a full fiscal year will be $5,000,000. For Performance Periods of less than 12 months, the maximum Performance Bonus Award payable for the shorter Performance Period shall be proportionately reduced.

4.6 Clawback Policy. All Performance Bonus Awards are subject to the Clawback Policy adopted by the Company’s Board of Directors and as may be amended from time to time. For the avoidance of doubt, the Clawback Policy that applies to Performance Bonus Awards shall at all times comply with the requirements of the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. Moreover, the Compensation Committee may impose other such clawback, recovery or recoupment provisions in the written statement referenced above in Section 4.1 as the Compensation Committee determines necessary or appropriate.

ARTICLE V

Form and Timing of Payment

5.1 Normal Form. The normal form of payment of Awards will be cash, paid as soon as practicable following the Compensation Committee’s certification of the Awards but not later than the end of the calendar year containing the last day of the Plan Year to which the Award relates, and no one shall have the discretion or authority to extend this deadline. All Award payments are subject to federal, state, and local laws regarding taxes and other deductions in effect on the date of payment.

5.2 Election to Receive Company Stock. The Committee has the sole and exclusive discretion to determine whether and when the Company may either (a) pay, or (b) allow a Participant to elect to receive, all or a portion of an Award in the form of long-term incentive awards based on the Common Stock of the Company (“Incentive Grants”). The number of shares of Incentive Grants to be received by the participant shall be based on the fair market value of the Common Stock as of the last market trading day of the applicable Performance Period. Incentive Grants (including shares of Common Stock) will be issued under the 2010 Equity Incentive Plan (“Incentive Plan”) and any successor plan to the Incentive Plan.

ARTICLE VI

Administrative Provisions

6.1 Authority of Compensation Committee. Subject to 6.2, the Compensation Committee has the right and authority, in its sole and absolute discretion, to:

(a) adopt, amend, or rescind administrative and interpretive rules, policies, and procedures relating to the Plan;

(b) construe and interpret the terms of the Plan;

(c) make all other determinations necessary or advisable for administering the Plan;

(d) exercise the powers conferred on the Compensation Committee under the Plan;

(e) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it deems appropriate to effectuate the purpose of the Plan;

(f) amend, modify, suspend, or terminate the Plan at any time; and

(g) delegate administration of the Plan to one or more officers of the Company, and the term “Delegates” shall apply to any officer or officers of the Company to whom such authority has been delegated. If administration is delegated to Delegates under this subparagraph (g), Delegates shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Compensation Committee, including the power to delegate to a sub-delegate or sub-delegates any of the administrative powers Delegates are authorized to exercise (and references in this Plan to the Compensation Committee shall thereafter be to Delegates or sub-delegates, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Compensation Committee. The Compensation Committee may cancel a prior delegation to Delegates at any time, in which case all previously delegated administrative authority shall revert back to the Compensation Committee, subject to future delegation under this subparagraph (g).

6.2 Limits on Authority. Except as otherwise provided in Article IV, the Compensation Committee has no discretionary authority to increase the amount of a Performance Bonus Award or to accelerate the payment of an Award under this Plan. In addition, the scope of the Compensation Committee’s amendment authority under 6.1(f) shall be limited to those amendments which can be adopted without shareholder approval under applicable laws, regulations or rules (such as the then-current rules of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”), or as required by Section 162(m)); provided, however, that any such amendment that is later ratified by the Company’s shareholders shall be retroactively effective to the extent allowed by such rules.

6.3 Compliance with Code Section 409A. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in a manner that results in compliance with Section 409A, Department of Treasury regulations, and other interpretive guidance under Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if the Committee determines that any Award does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without consent of the Participant) or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary and appropriate to (a) exempt the Plan and the Award from application of Code Section 409A and/or preserve the intended tax treatment of amounts payable with respect to the Award, or (b) comply with the requirements of Code Section 409A.

ARTICLE VII

Limitation of Rights

7.1 Not Employment Contract. Nothing in the Plan, including an employee’s eligibility to participate in the Plan, will confer on such employee the right to continued employment with the Company or any subsidiary thereof or any limitation on the right of the Company or any subsidiary to terminate the employment of any employee. The loss of any existing or potential value of Performance Bonus Awards will not constitute an element of damages, or otherwise be recoverable, in any cause of action related to the termination of a Participant’s employment, regardless of the reason for such termination.

7.2 Assignment and Alienation. No Participant shall have the right to alienate, assign, sell, transfer, pledge, or encumber his or her actual or anticipated right to receive a Performance Bonus Award under the Plan.

7.3 Unfunded Plan. The Plan constitutes an unfunded, unsecured commitment of the Company. No Participant shall have any lien on any assets of the Company or any subsidiary thereof by reason of any actual or anticipated right to receive a Performance Bonus Award.

7.4 Indemnification. No member of the Compensation Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Performance Bonus Awards paid under the Plan. The Company will indemnify, defend, and reimburse members of the Compensation Committee in relation to any claim, loss, damage, or expenses (including attorney fees and costs) arising from the Compensation Committee’s good faith performance of duties under the Plan to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance policy or indemnification agreement. The Company reserves the right to select counsel to defend any litigation covered by this Section 7.4.

7.5 Future of the Plan. The adoption, modification, or amendment of the Plan does not imply or impose an obligation on the Company to continue or adopt the same plan, or any modification of the Plan, or any other incentive compensation plan, for any future period.

7.6 Governing Law. The laws of the state of Washington shall govern the Plan, to the extent not preempted by the Code or other Federal law.

7.7 Successors. The Plan shall be binding on the Company and on any successors thereto.

7.8 Effective Date. The amended and restated Plan has been adopted by the Compensation Committee as of February 17, 2012. The effective date of this amended and restated Plan (the “Effective Date”) shall be January 29, 2012, which is the first day of the Company’s fiscal year starting in calendar year 2012, provided that it is approved by the holders of a majority of the shares of Company common stock present, or represented, and entitled to vote at the next annual meeting of shareholders of the Company held subsequent to the Effective Date. If the Plan is not approved as described in this Section 7.8, the Plan shall immediately terminate and all actions taken under the Plan shall be null and void.

APPENDIX B

NORDSTROM, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

(as amended August 24, 2011)

PURPOSE AND SCOPE

The primary function of the Audit Committee of the Board of Directors (the “Committee”) is to represent and assist the Board in fulfilling its oversight responsibilities by reviewing and appraising:

1.	The integrity of the Company’s financial statements;
2.	The accounting, auditing and financial reporting processes of the Company;
3.	The management of business and financial risk and the internal controls environment;
4.	The Company’s compliance with legal and regulatory requirements and the ethics programs as established by management and the Board, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards;
5.	Reports resulting from the performance of audits by the independent auditor and the internal auditor;
6.	The qualifications, independence and performance of the Company’s independent auditors; and
7.	The performance of the Company’s internal audit function.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Audit Committee shall annually review the Audit Committee’s own performance.

AUTHORITY

In fulfilling its responsibilities, the Committee shall:

1.	Have authority to conduct or authorize investigations into any relevant matters;

2.	Have authority to access Company records, information, facilities and personnel;

3.	Have sole authority to engage, evaluate and terminate the Company’s independent registered public accounting firm (“independent auditor”), which independent auditor shall report directly to the Committee;

4.	Have direct access to the independent auditor, the head of internal audit as well as anyone within the Company;

5.	Be directly responsible for the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting;

6.	Have sole authority to pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors;

7.	Have authority to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit services, internal control-related services and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;

8.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters; and

9.	Have the resources and the sole authority to engage any consultants, legal counsel or advisors to provide services the Committee deems necessary and advisable to carry out the foregoing responsibilities, to approve all of the terms of such engagement including compensation, and to terminate any such engagement.

COMMITTEE COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

1.	Member Requirements. Audit Committee members shall meet the requirements of the SEC and the New York Stock Exchange (“NYSE”) as follows:

•	Number of Directors. The Committee shall consist of at least three independent directors.

•	Independent Directors Only. As defined by the NYSE and the SEC.

•

Finance/Accounting Qualifications. All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, including at least one member with accounting or related financial management expertise.

•

“Audit Committee Financial Expert.” At least one member will qualify as an “audit committee financial expert”, as defined by the SEC, and the identity of the audit committee financial expert shall be disclosed in the Company’s annual report on Form 10-K.

•

Simultaneous Service. If a member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board must make a determination that the simultaneous service does not impair the effectiveness of that member.

2.	Committee Appointment. The Committee and its Chairperson shall be appointed annually by the Board based on the recommendation of the Corporate Governance and Nominating Committee and members’ independence shall be confirmed by the Board during the appointment process.

3.	Meeting Frequency. The Committee shall meet at least four times per year, or more often as deemed necessary by the Chairperson.

4.	Meeting Attendees. In addition to the Committee members, the Committee may ask that members of management, Internal Audit, the Company’s independent auditors, or others be present at Committee meetings.

5.	Minutes. Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

6.	Private Communications. At each Committee meeting, there shall be an opportunity for Committee members to have private communication with management, the internal auditors and the independent auditors in separate executive sessions.

7.	Reporting to the Board. The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

8.	Audit Committee Charter Update and Disclosure. The Committee shall, at least annually and in conjunction with the Corporate Governance and Nominating Committee, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.

9.	Proxy Statement Disclosure. The Company shall post an electronic copy of the Charter on the Company’s website and disclose the availability of the Charter and the website in the Company’s proxy statement in accordance with Securities and Exchange Commission regulations.

10.	Annual NYSE Certification Letter. As required by the NYSE, the Committee shall annually submit a certification letter to the NYSE confirming members meet financial qualifications, the Board confirmed members’ independence, and the Committee reevaluated its Charter within the last year.

11.	Funding. The Company shall provide appropriate funding, as determined by the Committee, for payment of:

•	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation to any advisers employed by the Committee; and

•	Ordinary administrative expenses of the Committee.

CORPORATE ACCOUNTING, AUDITING, FINANCIAL CONTROLS AND REPORTING

1.	Accounting Principles and Financial Reporting Policies. The Committee will review with financial management and approve the Company’s significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, and other significant matters of judgment.

2.	Quarterly Financial Statements and Independent Auditor’s Review. The Committee will review and discuss with financial management and the independent auditors the Company’s quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of Form 10-Q. The Committee Chairperson will discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with PCAOB AU 380, Communication With Audit Committees (AU 380); SEC Regulation S-X Rule 2-07, Communication with Audit Committees (Rule 2-07); PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526), the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and Chief Financial Officer during their certification process for the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.	Annual Financial Statements and Independent Auditor’s Audit Results. Prior to filing Form 10-K, the Committee will discuss the annual financial report and audit results with financial management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee will discuss with the independent auditors those matters required in accordance with AU 380, Rule 2-07, Rule 3526, the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	Financial Controls. The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.

5.	Significant Deficiencies and/or Material Weaknesses. The Committee will consider and review with the independent auditors, internal audit and management, any significant deficiencies and/or material weaknesses, audit problems or difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The review shall include management’s timetable and corrective action plans.

6.	Internal Controls Report. Prior to filing Form 10-K, the Committee will review with the independent auditors, internal audit and management, the Company’s internal controls report.

7.	Annual Financial Statement Recommendation to the Board. Based on its review, the Committee will recommend to the Board the inclusion of the Company’s audited financial statements in the annual report on Form 10-K.

8.	Earnings Press Releases and Financial Guidance. The Committee will discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.	Proxy Disclosure – Annual Audit Committee Report to Shareholders. The Committee will annually prepare a report for inclusion in the proxy statement.

RISK OVERSIGHT

1.

Review reports from management on the Company’s enterprise risk management program. Review with management the framework for assessing and managing the risk exposures of the Company, including compliance, financial and operational risks[1] and the steps management has taken to monitor and control them.

2.	Review and assess the Company policies and procedures relating to risk assessment, management and reporting, including limits and tolerances, risk roles and responsibilities, risk mitigation decisions and risk-related assumptions.

3.	Review quarterly the update on the Enterprise Risk Mapping and the activities of the Company’s Enterprise Risk Management Committee.

4.	Coordinate with the other Committees of the Board or other relevant governance bodies the oversight of specific risks.

LEGAL, REGULATORY, ETHICS & COMPLIANCE

1.	Legal Matters. The Committee will review with management and counsel, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.

2.	Compliance Programs. The Committee shall periodically review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct and Ethics. The Committee shall also recommend any changes to the Company’s compliance programs to the Board for its approval, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards.

3.	Complaint Procedures. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submissions by Company employees about any questionable accounting or auditing practices.

INDEPENDENT AUDITOR

1.	Independent Auditor Appointment. The independent auditor is ultimately accountable to the Audit Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, including the approval of any significant non-audit relationship with the independent auditor and resolution of disagreements between management and the independent auditor regarding financial reporting. The appointment by the Audit Committee of the independent auditor may be put before the shareholders for an advisory vote.

2.	Independent Auditor’s Plan and Fees. The Committee will review and discuss with the independent auditors their risk assessment, scope and approach, and related fees, for the annual audit. The Committee will also review the nature of and fees for all other professional services provided to the Company by the independent auditor or its affiliates.

1	Examples of areas of risk oversight include, but are not limited to:
a.	Retail operations, supply chain management, protection of intellectual property and technology, business interruption and contingency planning
b.	Financial reporting accuracy and completeness
c.	Product liability and regulatory compliance
d.	Privacy and data security and protection

3.	Independent Auditor Independence and performance. The Committee shall require from the independent auditor formal written disclosures regarding the independent auditor’s independence consistent with PCAOB rules and, at least annually, obtain and review a report describing their internal quality control procedures, any material issues raised by recent internal quality control, peer or governmental reviews of the firm, any inquiry or investigation by governmental or professional authorities within the last five years respecting independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.

4.	The Committee shall ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for the concurring review of the audit as required by law. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

INTERNAL AUDITOR

1.	Appointment of Vice President (“VP”) of Internal Audit. The Committee shall review and approve the appointment, replacement or dismissal of the VP of Internal Audit.

2.	The Committee will review and discuss with internal audit the process used to assess risks and develop appropriate annual plans to audit and provide assurance on adequate mitigation of the Company’s key risks.

3.	The Committee will review and discuss the budget (including principal line items) and staffing required for the annual audit plan to be implemented by the internal audit function, the risk assessment methodology used in preparing the audit plan, the adequacy of their resources (including staff levels and turnover rates), and the appropriateness of their access within the Company to perform their work.

4.	The Committee will consider and review any difficulties encountered in the course of internal audit work. The Committee will review any significant changes to the internal audit plan.

5.	The Committee will review at least annually the performance of the internal audit function and an analysis of its ability to discharge its responsibilities. The Committee will receive the IIA required External Quality Assessment (QA) every five years.

APPENDIX C

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

Incentive Return on Invested Capital (“Incentive ROIC”)

We define ROIC for incentive purposes as follows:

Incentive ROIC =	Adjusted Net Operating Profit After Tax
Adjusted Average Invested Capital

We believe that ROIC is a useful financial measure for investors in evaluating our operating performance. When analyzed in conjunction with our net earnings and total assets and compared with return on assets (net earnings divided by average total assets), it provides investors with a useful tool to evaluate our ongoing operations and our management of assets from period to period. ROIC is one of our key financial metrics, and we also incorporate it into our executive incentive measures. We believe that overall performance as measured by ROIC correlates directly to shareholders’ return over the long term. ROIC is not a measure of financial performance under GAAP, should not be considered a substitute for return on assets, net earnings or total assets as determined in accordance with GAAP, and may not be comparable with similarly titled measures reported by other companies. The closest measure calculated using GAAP amounts is return on assets, which was 8.7% for the 12 fiscal months ended January 28, 2012.

In accordance with our bonus plan, ROIC achievement for incentive purposes differs from ROIC reported in our financial statements. Incentive ROIC reflects certain non-operating related adjustments and acquisition costs not included in the financial plan. The following is a comparison of return on assets to Incentive ROIC for the 12 fiscal months ended January 28, 2012:

($ in millions)	12 fiscal months ended January 28, 2012
Net earnings	$683
Add: income tax expense	436
Add: interest expense	132
Earnings before interest and income tax expense	1,251
Add: rent expense	78
Less: estimated depreciation on capitalized operating leases[1]	(42)
Net operating profit	1,287
Estimated income tax expense[2]	(501)
Net operating profit after tax	$786
Add: acquisition-related charges, net of tax	31
Less: non-operating related adjustments, net of tax	(2)
Adjusted net operating profit after tax	$815
Average total assets[3]	$7,890
Less: average non-interest-bearing current liabilities[4]	(2,041)
Less: average deferred property incentives[3]	(504)
Add: average estimated asset base of capitalized operating leases[5]	555
Average invested capital	$5,900
Less: acquisition-related capital	(139)
Less: average debt issued during fiscal year 2011	(229)
Adjusted average invested capital	$5,532
Return on assets	8.7%
Incentive ROIC	14.7%

C-1

[1]

Capitalized operating leases is our best estimate of the asset base we would record for our leases that are classified as operating if they had met the criteria for a capital lease, or we purchased the property. Asset base is calculated as described in footnote 5 below.

[2]	Based upon our effective tax rate multiplied by the net operating profit for the 12 fiscal months ended January 28, 2012.
[3]	Based upon the trailing 12-month average, including cash and cash equivalents.
[4]	Based upon the trailing 12-month average for accounts payable, accrued salaries, wages and related benefits, and other current liabilities.
[5]

Based upon the trailing 12-month average of the monthly asset base, which is calculated as the trailing 12-months rent expense multiplied by eight. The multiple of eight times rent expense is a commonly used method of estimating the asset base we would record for our capitalized operating leases described in footnote 1.

Incentive Earnings Before Interest and Income Taxes (“Incentive EBIT”)

Earnings before interest and income taxes is one of our key executive incentive measures. EBIT is not a measure of financial performance under GAAP and should not be considered a substitute for net earnings as determined in accordance with GAAP. In accordance with our bonus plan, EBIT achievement for incentive purposes differs from EBIT reported in our financial statements. Incentive EBIT reflects certain non-operating related adjustments and acquisition costs not included in the financial plan.

The following is a comparison of net earnings to Incentive EBIT for the fiscal year ended January 28, 2012:

($ in millions)	12 fiscal months ended January 28, 2012
Net earnings	$683
Add: income tax expense	436
Add: interest expense, net	130
Earnings before interest and income taxes	1,249
Add: acquisition-related charges	52
Less: non-operating related adjustments	(3)
Incentive earnings before interest and income taxes	1,298

C-2

NORDSTROM

NORDSTROM, INC. C/O SECRETARY 1700 7TH AVENUE SEATTLE, WA 98101

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SHARES

123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

1a. Phyllis J. Campbell

1b. Michelle M. Ebanks

1c. Enrique Hernandez, Jr.

1d. Robert G. Miller

1e. Blake W. Nordstrom

1f. Erik B. Nordstrom

1g. Peter E. Nordstrom

1h. Philip G. Satre

1i. B. Kevin Turner

1j. Robert D. Walter

1k. Alison A. Winter

For Against Abstain

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2 APPROVAL OF THE AMENDED AND RESTATED NORDSTROM, INC. EXECUTIVE MANAGEMENT BONUS PLAN.

3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

4 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

NOTE: To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

For Against Abstain

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORDSTROM, INC.

1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1707

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Blake W. Nordstrom and Robert B. Sari, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 9, 2012, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707, and any adjournment or postponement thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2, 3 and 4. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholder’s account in the Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), the Shareholder hereby directs the Nordstrom, Inc. Retirement Committee (the “Retirement Committee”) to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement Committee as provided in the paragraph above. If the Shareholder’s vote of shares held through the Plan is not received by 11:59 p.m. Eastern Daylight Time on May 6, 2012, then the Retirement Committee will vote those shares in the same proportion as Plan shares that have been voted.

Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same manner as if you marked, signed and returned this proxy card.

Continued and to be signed on reverse side